                                                                    Exhibit 10.2





                     REVOLVING LOAN AND SECURITY AGREEMENT

                         DATED AS OF DECEMBER 22, 1997

                                     AMONG

                         SHOPPERS FOOD WAREHOUSE CORP.,

                                  AS BORROWER,

                   THE FINANCIAL INSTITUTIONS LISTED HEREIN,

                                  AS LENDERS,

                                      AND

                            HELLER FINANCIAL, INC.,

                             AS AGENT AND AS LENDER

                               TABLE OF CONTENTS

                                                                                                                    Page
                                                                                                                    ----
SECTION 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
            -----------
      1.1    Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
             ---------------------
      1.2    Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
             ----------------
      1.3    Other Definitional Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
             -----------------------------

SECTION 2.  REVOLVING LOAN AND COLLATERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
            -----------------------------
      2.1    Revolving Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
             --------------
             (A)    Revolving Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                    --------------
             (B)    Eligible Collateral   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                    -------------------
             (C)    Borrowing Mechanics   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                    -------------------
             (D)    Revolving Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                    ---------------
             (E)    Evidence of Revolving Loan Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                    --------------------------------------
             (F)    Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                    -----------------
                    (1)      Maximum Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                             --------------
                    (2)      Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                             -------------
                    (3)      Conditions of Issuance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                             ----------------------
                    (4)      Request for Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                             -----------------------------
             (G)    Other Letter of Credit Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                    ---------------------------------
                    (1)      Obligations Absolute . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                             --------------------
                    (2)      Nature of Lender's Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                             -------------------------
                    (3)      Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                             ---------
      2.2    Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
             --------
             (A)    Rate of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                    ----------------
             (B)    Interest Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                    ----------------
             (C)    Computation and Payment of Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                    -----------------------------------
             (D)    Interest Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                    -------------
             (E)    Conversion or Continuation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                    --------------------------
      2.3    Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
             ----
             (A)    Unused Line Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                    ---------------
             (B)    Letter of Credit Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                    ---------------------
             (C)    Inspection Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                    ---------------
             (D)    Other Fees and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                    -----------------------
      2.4    Payments and Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
             ------------------------
             (A)    Manner and Time of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                    --------------------------
             (B)    Mandatory Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                    ---------------------
                    (1)      Overadvance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                             -----------
                    (2)      Proceeds of Asset Dispositions . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                             ------------------------------
              (C)    Voluntary Prepayments and Repayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                     ------------------------------------

             (D)    Payments on Business Days   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                    -------------------------
      2.5    Term of this Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
             ----------------------
      2.6    Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
             ----------
      2.7    Grant of Security Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
             --------------------------
      2.8    Capital Adequacy and Other Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
             --------------------------------------
      2.9    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
             -----
             (A)    No Deductions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                    -------------
             (B)    Changes in Tax Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                    -------------------
             (C)    Foreign Lenders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                    ---------------
      2.10   Required Termination and Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
             -----------------------------------
      2.11   Optional Prepayment/Replacement of Agent or Lenders in Respect
             --------------------------------------------------------------
                    of Increased Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
                    ------------------
      2.12   Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
             ------------
      2.13   Booking of LIBOR Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
             ----------------------
      2.14   Assumptions Concerning Funding of LIBOR Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
             ---------------------------------------------

SECTION 3.  CONDITIONS TO LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
            -------------------
      3.1    Conditions to Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
             -------------------
             (A)    Closing Deliveries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                    ------------------
             (B)    Security Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                    ------------------
             (C)    Closing Date Availability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                    -------------------------
             (D)    Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                    ------------------------------
             (E)    Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                    ----
             (F)    No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                    ----------
             (G)    Performance of Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
                    -------------------------
             (H)    No Prohibition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
                    --------------
             (I)    No Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
                    -------------

SECTION 4.  BORROWER'S REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
            -----------------------------------------
      4.1    Organization, Powers, Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
             ------------------------------------
             (A)    Organization and Powers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
                    -----------------------
             (B)    Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
                    --------------
      4.2    Authorization of Borrowing, No Conflict  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
             ---------------------------------------
      4.3    Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
             -------------------
      4.4    Indebtedness and Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
             ----------------------------
      4.5    Account Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
             ------------------
      4.6    Names  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
             -----
      4.7    Locations; FEIN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
             ---------------
      4.8    Title to Properties; Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
             --------------------------
      4.9    Litigation; Adverse Facts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
             -------------------------
      4.10   Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
             ----------------
      4.11   Performance of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
             -------------------------
      4.12   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
             ----------------------
      4.13   Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
             ---------------------

      4.14   Broker's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
             -------------
      4.15   Environmental Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
             ------------------------
      4.16   Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
             --------
      4.17   Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
             ----------
      4.18   Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
             ---------
      4.19   Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
             --------------------
      4.20   Bank Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
             -------------
      4.21   Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
             ------------
      4.22   Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
             ----------------
      4.23   Governmental Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
             -----------------------
      4.24   Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
             -----------------------

SECTION 5.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
            ---------------------
      5.1    Financial Statements and Other Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
             --------------------------------------
             (A)    Monthly Financials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                    ------------------
             (B)    Quarterly Financials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                    --------------------
             (C)    Year-End Financials   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                    -------------------
             (D)    Accountants' Certification and Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
                    --------------------------------------
             (E)    Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
                    ----------------------
             (F)    Borrowing Base Certificates; Inventory Reports and Listings
                    -----------------------------------------------------------
                             and Agings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
                             ----------
             (G)    Management Report   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
                    -----------------
             (H)    Appraisals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                    ----------
             (I)    Government Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                    ------------------
             (J)    Events of Default, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                    -----------------------
             (K)    Trade Names   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                    -----------
             (L)    Locations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                    ---------
             (M)    Bank Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                    -------------
             (N)    Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
                    ----------
             (O)    Projections   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
                    -----------
             (P)    Senior Notes and Other Indebtedness Notices   . . . . . . . . . . . . . . . . . . . . . . . . .   41
                    -------------------------------------------
             (Q)    Other Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
                    -----------------
      5.2    Access to Accountants and Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
             ------------------------------------
      5.3    Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
             ----------
      5.4    Collateral Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
             ------------------
      5.5    Account Covenants; Verification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
             -------------------------------
      5.6    Collection of Accounts and Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
             -----------------------------------
      5.7    Endorsement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
             -----------
      5.8    Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
             -------------------
      5.9    Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
             ----------------
      5.10   Maintenance of Properties; Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
             ------------------------------------
      5.11   Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
             --------------------
      5.12   Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
             ------------------
      5.13   Collateral Locations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
             --------------------

      5.14   Bailees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
             -------
      5.15   Use of Proceeds and Margin Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
             -----------------------------------

SECTION 6.  FINANCIAL COVENANT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
            ------------------

SECTION 7.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
            ------------------
      7.1    Indebtedness and Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
             ----------------------------
      7.2    Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
             ----------
      7.3    Transfers, Liens and Related Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
             ------------------------------------
             (A)    Transfers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
                    ---------
             (B)    Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
                    -----
             (C)    No Negative Pledges   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
                    -------------------
      7.4    Investments and Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
             ---------------------
      7.5    Restricted Junior Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
             --------------------------
      7.6    Restriction on Fundamental Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
             ----------------------------------
      7.7    Restrictions Relating to the Senior Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
             -----------------------------------------
      7.8    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
             ----------------------------
      7.9    Environmental Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
             -------------------------
      7.10   Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
             -------------------
      7.11   Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
             ---------------------
      7.12   Tax Consolidations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
             ------------------
      7.13   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
             ------------
      7.14   Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
             -----------
      7.15   Press Release; Public Offering Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
             ----------------------------------------
      7.16   Bank Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
             -------------

SECTION 8.  DEFAULT, RIGHTS AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
            ----------------------------
      8.1    Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
             ----------------
             (A)    Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
                    -------
             (B)    Default in Other Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
                    ---------------------------
             (C)    Breach of Certain Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
                    ----------------------------
             (D)    Breach of Warranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
                    ------------------
             (E)    Other Defaults Under Loan Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
                    -----------------------------------
             (F)    Change in Control   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
                    -----------------
             (G)    Involuntary Bankruptcy; Appointment of Receiver, etc.   . . . . . . . . . . . . . . . . . . . .   49
                    -----------------------------------------------------
             (H)    Voluntary Bankruptcy; Appointment of Receiver, etc.   . . . . . . . . . . . . . . . . . . . . .   50
                    ---------------------------------------------------
             (I)    Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
                    -----
             (J)    Judgment and Attachments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
                    ------------------------
             (K)    Dissolution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
                    -----------
             (L)    Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
                    --------
             (M)    Injunction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
                    ----------
             (N)    Invalidity of Loan Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
                    ----------------------------
             (O)    Failure of Security   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
                    -------------------
             (P)    Damage, Strike, Casualty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
                    ------------------------

             (Q)    Licenses and Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
                    --------------------
             (R)    Forfeiture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
                    ----------
      8.2    Suspension of Revolving Loan Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
             ----------------------------------------
      8.3    Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
             ------------
      8.4    Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
             --------
      8.5    Appointment of Attorney-in-Fact  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
             -------------------------------
      8.6    Limitation on Duty of Agent with Respect to Collateral . . . . . . . . . . . . . . . . . . . . . . . .   53
             ------------------------------------------------------
      8.7    Application of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
             -----------------------
      8.8    License of Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
             --------------------------------
      8.9    Waivers, Non-Exclusive Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
             -------------------------------

SECTION 9.  ASSIGNMENT AND PARTICIPATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
            ----------------------------
      9.1    Assignments and Participations in Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
             ---------------------------------------
      9.2    Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
             -----
             (A)    Appointment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                    -----------
             (B)    Nature of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                    ----------------
             (C)    Rights, Exculpation, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
                    -------------------------
             (D)    Reliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
                    --------
             (E)    Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
                    ---------------
             (F)    Heller Individually   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
                    -------------------
             (G)    Successor Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
                    ---------------
                    (1)      Resignation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
                             -----------
                    (2)      Appointment of Successor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
                             ------------------------
                    (3)      Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
                             ---------------
             (H)    Collateral Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
                    ------------------
                    (1)      Release of Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
                             ---------------------
                    (2)      Confirmation of Authority; Execution of Releases . . . . . . . . . . . . . . . . . . .   58
                             ------------------------------------------------
                    (3)      Absence of Duty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
                             ---------------
             (I)    Agency for Perfection   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
                    ---------------------
             (J)    Exercise of Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
                    --------------------
      9.3    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
             --------
      9.4    Set Off and Sharing of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
             -------------------------------
      9.5    Disbursement of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
             ---------------------
      9.6    Settlements, Payments and Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
             -------------------------------------
             (A)    Revolving Advances and Payments; Fee Payments   . . . . . . . . . . . . . . . . . . . . . . . .   60
                    ---------------------------------------------
             (B)    Availability of Lender's  Pro Rata Share  . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
                    ----------------------------------------
             (C)    Return of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
                    ------------------
      9.7    Dissemination of Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
             ----------------------------
      9.8    Discretionary Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
             ----------------------

SECTION 10.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
             -------------
      10.1   Expenses and Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
             ----------------------------
      10.2   Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
             ---------
      10.3   Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
             ----------------------

      10.4   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
             -------
      10.5   Survival of Warranties and Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
             ---------------------------------------------
      10.6   Indulgence Not Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
             ---------------------
      10.7   Marshaling; Payments Set Aside . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
             ------------------------------
      10.8   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
             ----------------
      10.9   Independence of Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
             -------------------------
      10.10  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
             ------------
      10.11  Lenders' Obligations Several; Independent Nature of Lenders' Rights  . . . . . . . . . . . . . . . . .   67
             -------------------------------------------------------------------
      10.12  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
             --------
      10.13  APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
             --------------
      10.14  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
             ----------------------
      10.15  No Fiduciary Relationship; Limitation of Liabilities . . . . . . . . . . . . . . . . . . . . . . . . .   68
             ----------------------------------------------------
      10.16  CONSENT TO JURISDICTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
             -----------------------
      10.17  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
             --------------------
      10.18  Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
             ------------
      10.19  Counterparts; Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
             ---------------------------
      10.20  No Duty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
             -------
      10.21  Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
             ---------------

                     REVOLVING LOAN AND SECURITY AGREEMENT

      This REVOLVING LOAN AND SECURITY AGREEMENT is dated as of December 22, 1997 and entered into among SHOPPERS FOOD WAREHOUSE CORP., a Delaware corporation ("Borrower"), with its principal place of business at 4600 Forbes Boulevard, Lanham, Maryland 20706, the financial institution(s) listed on the signature pages hereof and their respective successors and assigns (each individually a "Lender" and collectively "Lenders") and HELLER FINANCIAL, INC., a Delaware corporation (in its individual capacity, "Heller"), with offices at 500 West Monroe, Chicago, Illinois 60661, for itself as a Lender and as Agent. All capitalized terms used herein and not otherwise defined herein are defined in Section 1 of this Agreement.

      WHEREAS, Borrower desires that Lenders extend a credit facility to provide for letters of credit, to provide working capital financing and to provide funds for other general corporate purposes;

      WHEREAS, Agent, for the benefit of Lenders, desires to secure Borrower's obligations under the Loan Documents by obtaining a security interest in and lien upon certain of Borrower's property; and

      WHEREAS, SFW Licensing Corp., a Delaware corporation and wholly-owned Subsidiary of Borrower ("Guarantor"), desires to guaranty the Obligations and to grant to Agent, for the benefit of Lenders, a security interest in certain property of Guarantor to secure such guaranty,

      NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Agent and Lenders agree as follows:


                            SECTION 1.  DEFINITIONS

       1.1 Certain Defined Terms. The following terms used in this Agreement shall have the following meanings:

      "Accounts" means all "accounts" (as defined in the UCC), accounts receivable, contract rights and general intangibles relating thereto, notes, drafts and other forms of obligations owed to or owned by Borrower arising or resulting from the sale of goods or the rendering of services.

      "Affiliate" means any Person (other than Agent or a Lender): (a) directly or indirectly controlling, controlled by, or under common control with, any Loan Party; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in Borrower; (c) five percent (5%) or more of whose stock or other equity interest having ordinary voting power for the election of directors or the power to direct or cause the direction of management, is directly or indirectly owned or held by Borrower; or (d) which has a senior executive officer who is also a senior executive officer of Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other equity interest, or by contract or otherwise.

      "Agent" means Heller in its capacity as agent for the Lenders under the Loan Documents and any successor in such capacity appointed pursuant to subsection 9.2.

      "Agent's Account" means ABA No. 0710-0001-3, Account No. 52-98695 at First National Bank of Chicago, One First National Plaza, Chicago, IL 60670,
Reference: Heller Business Credit for the benefit of Shoppers Food Warehouse.

      "Agreement" means this Revolving Loan and Security Agreement as it may be amended, restated, supplemented or otherwise modified from time to time.

      "Applicable Fee Certificate" has the meaning assigned to that term in subsection 2.3(A).

      "Applicable Rate Certificate" has the meaning assigned to that term in subsection 2.2(A).

      "Applicable Base Rate Margin" means, as of any date of determination, the percentage set forth below opposite the EBITDA amount for the applicable rolling four quarter period:

             EBITDA                                            Applicable Base Rate Margin
             ------                                            ---------------------------
      less than or equal to $27,500,000                                    0.250%

      greater than $27,500,000 but
          less than or equal to $35,000,000                    0.125%

      greater than $35,000,000 but
          less than or equal to $42,500,000                    0.000%

      greater than $42,500,000 but
          less than or equal to $50,000,000                   (0.125%)

      greater than $50,000,000                                             (0.250%)

; provided, that, notwithstanding the foregoing, from the Closing Date through and including the date on which the Applicable Rate Certificate for Borrower's Fiscal Year ending in January, 1999 has been delivered to, and reviewed by, Agent in accordance with subsection 2.2(A), the Applicable Base Rate Margin shall be 0.000%.

      "Applicable Letter of Credit Fee" means, as of any date of determination, a percentage per annum as set forth below opposite the EBITDA amount for the applicable rolling four quarter period:

             EBITDA                                          Applicable Letter of Credit Fee
             ------                                          -------------------------------
      less than or equal to $27,500,000                                    1.750%

      greater than $27,500,000 but
          less than or equal to $35,000,000                    1.625%

      greater than $35,000,000 but
          less than or equal to $42,500,000                    1.500%

      greater than $42,500,000 but
          less than or equal to $50,000,000                    1.375%

      greater than $50,000,000                                             1.250%

; provided, that, notwithstanding the foregoing, from the Closing Date through and including the date on which the Applicable Fee Certificate for Borrower's Fiscal Year ending in January, 1999 has been delivered to, and reviewed by, Agent in accordance with subsection 2.3(A), the Applicable Letter of Credit Fee shall be 1.500% per annum.

      "Applicable LIBOR Rate Margin" means, as of any date of determination, the percentage set forth below opposite the EBITDA amount for the applicable rolling four quarter period:

             EBITDA                                                          Applicable LIBOR Rate Margin
             ------                                                          ----------------------------
      less than or equal to $27,500,000                                                   2.000%

      greater than $27,500,000 but
          less than or equal to $35,000,000                                  1.875%

      greater than $35,000,000 but
          less than or equal to $42,500,000                                  1.750%

      greater than $42,500,000 but
          less than or equal to $50,000,000                                  1.625%

      greater than $50,000,000                                                            1.500%

; provided, that, notwithstanding the foregoing, from the Closing Date through and including the date on which the Applicable Rate Certificate for Borrower's Fiscal Year ending in January, 1999 has been delivered to, and reviewed by, Agent in accordance with subsection 2.2(A), the Applicable LIBOR Rate Margin shall be 1.750%.

      "Applicable Unused Line Fee" means, as of any date of determination, a percentage per annum as set forth below opposite the EBITDA amount for the applicable rolling four quarter period:

             EBITDA                                             Applicable Unused Line Fee
             ------                                             --------------------------
      less than or equal to $27,500,000                                    0.500%

      greater than $27,500,000 but
          less than or equal to $50,000,000                    0.375%

      greater than $50,000,000                                             0.250%

; provided, that, notwithstanding the foregoing, from the Closing Date through and including the date on which the Applicable Fee Certificate for Borrower's Fiscal Year ending in January, 1999 has been delivered to, and reviewed by, Agent in accordance with subsection 2.3(A), the Applicable Unused Line Fee shall be 0.375% per annum.

      "Asset Disposition" means the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise, of any or all of the assets of Borrower or any of its Subsidiaries, other than sales of Inventory in the ordinary course of business and other than dispositions of Cash Equivalents for purposes permitted under this Agreement.

      "Authorized Officer" means any of the chief executive officer, chief operating officer, chief financial officer, president or controller of Borrower.

      "Bank Letter of Credit" means each letter of credit issued by a bank acceptable to and approved by Agent (and acceptable to Borrower) for the account of Borrower and supported by a Risk Participation Agreement.

      "Base Rate" means a variable rate of interest per annum equal to the higher of (a) the rate of interest from time to time published by the Board of Governors of the Federal Reserve System as the "Bank Prime Loan" rate in Federal Reserve Statistical Release H.15(519) entitled "Selected Interest Rates" or any successor publication of the Federal Reserve System reporting the Bank Prime Loan rate or its equivalent, or (b) the Federal Funds Effective Rate. The statistical release generally sets forth a Bank Prime Loan rate for each Business Day. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank Prime Loan rate or its equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to the Bankers Trust Prime Lending Rate, or, if no Bankers Trust Prime Lending Rate is announced, the equivalent rate, announced from time to time by Bankers Trust Company or its successors (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by such bank).

      "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate.

      "Blocked Accounts" has the meaning assigned to that term in subsection
5.6.

      "Borrower" has the meaning assigned to that term in the preamble to this Agreement.

      "Borrowing Base" has the meaning assigned to that term in subsection 2.1(A)(2).

      "Borrowing Base Certificate" means a certificate and assignment schedule duly executed by an officer of Borrower appropriately completed and in substantially the form of Exhibit A.

      "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of Illinois, Pennsylvania or Maryland, or is a day on which banking institutions located in any such state are closed, or for the purposes of LIBOR Loans only, a day on which commercial banks are open for dealings in Dollar deposits in the London, England market.

      "Capital Lease" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

      "Cash Dominion Event" has the meaning assigned to that term in subsection 5.6.

      "Cash Equivalents" means: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within eighteen (18) months from the date of acquisition thereof; (b) commercial paper maturing no more than eighteen (18) months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; and (c) certificates of deposit or bankers' acceptances maturing within eighteen (18) months from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 and not subject to setoff rights in favor of such bank.

      "Closing Date" means December 22, 1997.

      "Collateral" has the meaning assigned to that term in subsection 2.7.

      "Collecting Banks" has the meaning assigned to that term in  subsection
5.6.

      "Compliance Certificate" means a certificate duly executed by an Authorized Officer appropriately completed and in substantially the form of Exhibit B.

      "Dart" means Dart Group Corporation, Borrower's ultimate parent.

      "Default" means a condition, act or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured, waived or removed within any applicable grace or cure period.

      "Defaulted Amount" means, with respect to any Lender at any time, any amount required to be paid by such Lender to Agent or any other Lender hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to (a) the issuer of a Lender Letter of Credit to purchase any participation in such Lender Letter of Credit, and (b) Agent to reimburse Agent for the amount of any Loan made by Agent for the account of such Lender.

      "Defaulting Lender" means, at any time, any Lender that, at such time, owes a Defaulted Amount.

      "Default Rate" has the meaning assigned to that term in subsection
2.2(A).

      "EBITDA" means, for any period, without duplication, the total of the following for Borrower and its Subsidiaries on a consolidated basis, each calculated for such period: net income determined in accordance with GAAP; plus, (1) to the extent included in the calculation of net income, the sum of
(a) income and franchise taxes accrued; (b) Interest Expenses, net of interest income, accrued; (c) interest paid in kind; (d) amortization and depreciation;
(e) LIFO expenses; (f) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business) and (g) losses from sales or other dispositions of assets (other than Inventory in the normal course of business); less, (2) to the extent included in the calculation of net income, the sum of (a) the income of any Person (other than wholly-owned Subsidiaries of Borrower) in which Borrower or a wholly owned Subsidiary of Borrower has an ownership interest except to the extent such income is received by Borrower or such wholly-owned Subsidiary in a cash distribution during such period; (b) gains from sales or other dispositions of assets (other than Inventory in the normal course of business); and (c) extraordinary or non-recurring gains, but not net of extraordinary or non-recurring "cash" losses.

      "Eligible Accounts" has the meaning assigned to that term in subsection 2.1(B).

      "Eligible Inventory" has the meaning assigned to that term in subsection 2.1(B).

      "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Loan Party or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of any Loan Party or any current or former ERISA Affiliate.

      "Environmental Claims" means claims, liabilities, investigations, litigation, administrative proceedings, judgments or orders relating to Hazardous Materials.

      "Environmental Laws" means any present or future federal, state or local law, rule, regulation or order relating to pollution, waste, disposal or the protection of human health or safety, plant life or animal life, natural resources or the environment.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

      "ERISA Affiliate", as applied to any Loan Party, means any Person who is a member of a group which is under common control with any Loan Party, who together with any Loan Party is treated as a single employer within the meaning of Section 414(b) and (c) of the IRC.

      "Event of Default" means each of the events set forth in subsection 8.1.

      "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the immediately following Business Day by the Federal Reserve Bank of New York or, if such rate is not published for any Business Day, the average of the quotations for the day of the requested Loan received by Agent from three Federal funds brokers of recognized standing selected by Agent.

      "Fee Letter" means that certain letter agreement between Borrower and Heller, dated of even date herewith, with respect to the matters set forth therein.

      "Fiscal Year" means each twelve month period ending on the Saturday nearest January 31 in each year.

      "Funding Date" means the date of each funding of a Loan or issuance of a Lender Letter of Credit.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

      "Guarantor" has the meaning assigned to that term in the preamble to this Agreement.

      "Guarantor Security Agreement" means the guarantor security agreement to be executed and delivered by Guarantor, in a form reasonably acceptable to Agent, as such agreement may hereafter be amended, restated, supplemented or otherwise modified from time to time.

      "Guaranty" means the continuing guaranty by Guarantor, in a form reasonably acceptable to Agent, as such guaranty may hereafter be amended, restated, supplemented or otherwise modified from time to time.

      "Hazardous Material" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, or toxicity; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls.

      "Heller" has the meaning assigned to that term in the preamble to this Agreement.

      "Indebtedness", as applied to any Person at any date of determination, means without duplication: (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six (6) months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except trade payables incurred in the ordinary course that have not remained unpaid for greater than 90 days past their original due date, or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves have been made, (v) all obligations of such Person as lessee under leases which constitute Capital Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of other Persons guaranteed by such Person (but only to the extent of the amount actually guaranteed), (viii) to the extent not otherwise included in this definition, obligations under currency agreements, interest rate agreements and commodity agreements and (ix) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any of the foregoing. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date.

      "Intellectual Property" means all present and future designs, patents, patent rights and applications therefor, trademarks and registrations or applications therefor, trade names, inventions, copyrights and all applications and registrations therefor, software or computer programs, license rights, trade secrets, methods, processes, know-how, drawings, specifications, descriptions, and all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired, all goodwill associated with any of the foregoing, and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon.

      "Interest Expenses" means, without duplication, for any period, the following, for Borrower and its Subsidiaries each calculated for such period: interest expenses deducted in the determination of net income (excluding (i) the amortization of fees and costs with respect to the transactions contemplated by this Agreement which have been capitalized as transaction costs in accordance with the provisions of subsection 1.2; and (ii) interest paid in kind).

      "Interest Period" has the meaning assigned to that term in subsection 2.2(B).

      "Interest Rate" has the meaning assigned to that term in subsection
2.2(A).

      "Inventory" means all "inventory" (as defined in the UCC), including, without limitation, finished goods, raw materials, work in process and other materials and supplies used or consumed in a Person's business, and goods which are returned or repossessed.

      "Inventory Report" means a report duly executed by an officer of Borrower appropriately completed and in substantially the form of Exhibit C.

      "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

      "Lender" or "Lenders" has the meaning assigned to that term in the preamble to this Agreement.

      "Lender Addition Agreement" means an agreement among Agent, a Lender and such Lender's assignee regarding their respective rights and obligations with respect to assignments of the Loans, the Revolving Loan Commitments and other interests under this Agreement and the other Loan Documents substantially in the form of Exhibit D.

      "Lender Letter of Credit" has the meaning assigned to that term in subsection 2.1(F).

      "Letter of Credit Liability" means, all reimbursement and other liabilities of Borrower with respect to each Lender Letter of Credit, whether contingent or otherwise, including: (a) the amount available to be drawn or which may become available to be drawn; (b) all amounts which have been paid or made available by any Lender issuing a Lender Letter of Credit or any bank issuing a Bank Letter of Credit to the extent not reimbursed; and (c) all unpaid interest, fees and expenses related thereto.

      "Letter of Credit Reserve" means, at any time, an amount equal to (a) the aggregate amount of Letter of Credit Liability with respect to all Lender Letters of Credit outstanding at such time plus, without duplication, (b) the aggregate amount theretofore paid by Agent or any Lender under Lender Letters of Credit and not debited to Borrower's account pursuant to subsection 2.1(F)(2) or otherwise reimbursed by Borrower.

      "Liabilities" shall have the meaning given that term in accordance with GAAP and shall include Indebtedness.

      "LIBOR" means, for each Interest Period, a rate of interest equal to:

      (a) the rate of interest determined by Agent at which deposits in Dollars for the relevant Interest Period are offered based on information presented on the Reuters Screen LIBOR Page as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period; provided that if at least two such offered rates appear on the Reuters Screen LIBOR Page in respect of such Interest Period, the arithmetic mean of all such rates (as determined by Agent) will be the rate used; provided further that if Reuters ceases to provide LIBOR quotations, such rate shall be the average rate of interest at which deposits in Dollars are offered for the relevant Interest Period by Bankers Trust Company, The Chase Manhattan Bank, or their respective successors to prime banks in the London interbank market as of 11:00 A.M. (London time) on the applicable interest rate determination date, divided by

      (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System:

(such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%)).

      "LIBOR Loans" means at any time that portion of the Loans bearing interest at rates determined by reference to LIBOR.

      "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

      "Loan" or "Loans" means an advance or advances under the Revolving Loan Commitment.

      "Loan Documents" means this Agreement, the Revolving Notes, the Guaranty, the Guarantor Security Agreement, the Fee Letter and all other instruments, documents and agreements executed by or on behalf of Borrower or Guarantor and delivered concurrently herewith or at any time hereafter to or for Agent or any Lender in connection with the Loans, any Lender Letter of Credit, and other transactions contemplated by this Agreement, all as amended, restated, supplemented or modified from time to time.

      "Loan Party" means each of Borrower and Borrower's Subsidiaries, including Guarantor.

      "Loan Year" means each period of twelve (12) consecutive months commencing on the Closing Date and on each anniversary thereof.

      "Management Services Agreement" means the Management Services Agreement, dated February 6, 1997, between Borrower and Dart.

      "Material Adverse Effect" means a material adverse effect upon (a) the business, operations, properties, assets or condition (financial or otherwise) of Borrower on an individual basis or taken as a whole with its Subsidiaries or
(b) the ability of Borrower or Guarantor to perform its obligations under any Loan Document to which it is a party or of Agent, on behalf of itself or any Lender to enforce or collect any of the Obligations; except that the use by Borrower of $25,000,000 of its existing cash, cash equivalents and short-term investments to pay a dividend and/or make a loan to Dart shall not constitute a "Material Adverse Effect".

      "Maximum Revolving Loan Amount" has the meaning assigned to that term in subsection 2.1(A)(1).

      "Notice of Borrowing" has the meaning assigned to that term in subsection 2.1(C).

      "Obligations" means all obligations, liabilities and indebtedness of every nature of Borrower from time to time owed to Agent or to any Lender under the Loan Documents, including the principal amount of all debts, claims and indebtedness (whether incurred before or after the Termination Date), accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, including, without limitation, all interest, fees, cost and expenses accrued or incurred after the filing of any petition under any bankruptcy or insolvency law to the extent permitted by law.

      "Original Term" has the meaning assigned to that term in subsection 2.5.

      "PACA Reserve" means a reserve established by Agent from time to time against the Borrowing Base availability under subsection 2.1(A) in an amount equal to the aggregate dollar amount of all of Borrower's accounts payable to farmers and growers arising out of Borrower's Inventory purchases from such farmers or growers, as the case may be, as reflected on the most recent Inventory Report delivered by Borrower to Agent in accordance with the terms of subsection 5.1(F); provided, however, that in the event Borrower shall have provided evidence satisfactory in all respects to Agent that the applicable farmer or grower, as the case may be, has unconditionally waived in writing its PACA lien rights with respect to Borrower's Inventory (a "PACA Lien Waiver"), and such written waiver shall be enforceable under applicable law as determined by Agent based upon documentation provided by Borrower to Agent, including, without limitation, a legal opinion of Borrower's counsel, then the PACA Reserve shall be reduced by the amount, as determined by Agent, to which the applicable PACA Lien Waiver relates; provided, further, that in the event Borrower fails to deliver any Inventory Report required to be delivered to Agent in accordance with the terms of subsection 5.1(F), Agent shall establish such reserves against the Borrowing Base availability as it shall deem appropriate in the exercise of its reasonable discretion until such Inventory Report is received.

      "Permitted Encumbrances" means the following types of Liens: (a) Liens (other than Liens relating to Environmental Claims or ERISA) for taxes, assessments or other governmental charges not yet due and payable; (b) statutory Liens of carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business (i) for sums not more than thirty (30) days delinquent or (ii) for sums being disputed in good faith for which (x) appropriate reserves have been established by Borrower under GAAP and (y) Borrower has notified Agent of the amount in dispute so that Agent may establish appropriate reserves with respect to Borrowing Base availability; (c) statutory liens of landlords which are incurred in the ordinary course of business (i) for sums not more than thirty
(30) days delinquent or (ii) for sums being disputed in good faith for which
(x) appropriate reserves have been established by Borrower under GAAP and (y) Borrower has notified Agent of (1) the amount in dispute and (2) the total value of the Inventory located at the location subject to such statutory Lien so that Agent may establish appropriate reserves with respect to Borrowing Base availability; (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (e) easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries; (f) Liens for purchase money obligations, provided that (i) the Indebtedness secured by any such Lien is permitted under subsection 7.1, and (ii) such Lien encumbers only the asset so purchased; (g) Liens in favor of Agent, on behalf of Lenders; (h) Liens evidenced by UCC-1 financing statements filed by consignors in respect of Inventory consigned to Borrower; provided that such Liens do not include any item of personal property other than Inventory and, without limiting the generality of the foregoing, do not in any circumstance include proceeds or products of Inventory; and (i) Liens set forth on Schedule 1.1(A).

      "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

      "Pro Forma" means the unaudited consolidated balance sheet of Borrower and its Subsidiaries as of the Closing Date after giving effect to the transactions contemplated by this Agreement. The Pro Forma is annexed hereto as Schedule 1.1(B).

      "Pro Rata Share" means the percentage obtained by dividing (a) the Revolving Loan Commitment of a particular Lender by (b) all Revolving Loan Commitments of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to subsection 9.1; provided, however, if the Revolving Loan Commitment is terminated pursuant to the terms hereof, then "Pro Rata Share" means the percentage obtained by dividing (x) the aggregate amount of a particular Lender's outstanding Loans by (y) the aggregate amount of all outstanding Loans.

      "Projections" means Borrower's forecasted unaudited consolidated: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and
(d) capitalization statements, all prepared on a consolidated basis consistent with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

      "Qualifying Vendor Amount" has the meaning assigned to that term in subsection 2.1(B).

      "Renewal Term" has the meaning assigned to that term in subsection 2.5.

      "Reporting Date" has the meaning assigned to that term in subsection
5.1(F).

      "Requisite Lenders" means Lenders holding or being responsible for fifty-one percent (51%) or more of the sum of (a) outstanding Loans, (b) outstanding Letter of Credit Liability and (c) unutilized Revolving Loan Commitments; provided, however, that in the event that there are only two (2) Lenders, "Requisite Lenders" shall mean both Lenders.

      "Restricted Junior Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any of its Subsidiaries, now or hereafter outstanding, except a dividend payable solely with shares of the class of stock on which such dividend is declared; (b) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding, or the issuance of a notice of an intention to do any of the foregoing; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding; and (d) any payment by Borrower or any of its Subsidiaries of any management, consulting or similar fees to any Affiliate, whether pursuant to a management agreement or otherwise.

      "Revolving Advance" means each advance made by Lender(s) pursuant to subsection 2.1(A).

      "Revolving Loan" means the outstanding balance of all Revolving Advances and any amounts added to the principal balance of the Revolving Loan pursuant to this Agreement.

      "Revolving Loan Commitment" means (a) as to any Lender, the commitment of such Lender to make Revolving Advances pursuant to subsection 2.1(A) and to purchase participations in Lender Letters of Credit pursuant to subsection 2.1(F) in the aggregate amount set forth on the signature page of this Agreement opposite such Lender's signature or in the most recent Lender Addition Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Advances and to purchase participations in Lender Letters of Credit.

      "Revolving Note" means each promissory note of Borrower in substantially the form of Exhibit E, issued pursuant to subsection 2.1(D).

      "Risk Participation Agreement" has the meaning assigned to that term in subsection 2.1(F).

      "Senior Notes" means Borrower's 9 3/4% Senior Notes due 2004 issued pursuant to the Senior Notes Indenture.

      "Senior Notes Indenture" means the Indenture, dated as of June 26, 1997, among Borrower, SFW Holding Corp., as guarantor, and Norwest Bank Minnesota, National Association, as trustee, as amended, supplemented or otherwise modified from time to time to the extent, and only to the extent, permitted under subsection 7.7(A).

      "Settlement Date" has the meaning assigned to that term in subsection 9.6(A)(2).

      "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one (1) or more of the other subsidiaries of that Person or a combination thereof.

      "Tax Sharing Agreement" means the Tax Sharing Agreement, dated February 6, 1997, between Borrower and Dart and any subsequent tax sharing agreement between Borrower and Dart which is on substantially the same terms.

      "Termination Date" means the date this Agreement is terminated as set forth in subsection 2.5.

      "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Illinois, as amended from time to time, and any successor statute.

       1.2 Accounting Terms. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Agent or any Lender pursuant to subsection 5.1 shall be prepared in accordance with GAAP (as in effect at the time of such preparation) on a consistent basis. In the event any "Accounting Changes" (as defined below) shall occur and such changes affect financial covenants, standards or terms in this Agreement, then Borrower and Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Borrower shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by Borrower and Requisite Lenders, (A) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (B) Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by Borrower; and (b) changes in accounting principles recommended by Borrower's certified public accountants and implemented by Borrower.

       1.3 Other Definitional Provisions. References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.


                   SECTION 2.  REVOLVING LOAN AND COLLATERAL

       2.1   Revolving Loan.

              (A) Revolving Loan. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower and the other Loan Parties set forth herein and in the other Loan Documents, each Lender, severally, agrees to lend to Borrower from time to time its Pro Rata Share of each Revolving Advance. The aggregate amount of all Revolving Loan Commitments shall not exceed at any time $25,000,000. Amounts borrowed under this subsection 2.1(A) may be repaid and reborrowed at any time prior to the earlier of (i) the termination of the Revolving Loan Commitment pursuant to subsection 8.3 or (ii) the Termination Date. Except as otherwise provided herein, no Lender shall have any obligation to make an advance under this subsection 2.1(A) to the extent such advance would cause the Revolving Loan (after giving effect to any immediate application of the proceeds thereof) to exceed the Maximum Revolving Loan Amount.

                    (1) "Maximum Revolving Loan Amount" means, as of any date of determination, the lesser of (a) the Revolving Loan Commitments of all Lenders minus the Letter of Credit Reserve and (b) the Borrowing Base minus the Letter of Credit Reserve.

                    (2) "Borrowing Base" means, as of any date of determination, an amount equal to the sum of (a) eighty percent (80%) of Eligible Accounts plus (b) seventy percent (70%) of Eligible Inventory, less such reserves as Agent in its reasonable discretion may elect to establish, including, without limitation, PACA Reserves.

              (B)   Eligible Collateral.

             "Eligible Accounts" means, as at any date of determination, the aggregate of all Accounts consisting solely of Accounts which are due from vendors to Borrower, but excluding therefrom all Accounts which are due from any vendor from which Borrower purchases any goods (each such Account, a "Qualifying Vendor Account"), that Agent, in its reasonable judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Agent, the following Qualifying Vendor Accounts are not Eligible Accounts:

                    (1) Qualifying Vendor Accounts which remain unpaid for either (i) more than sixty (60) days after the due date indicated on the original invoice or (ii) for more than ninety (90) days after original invoice date;

                    (2) Qualifying Vendor Accounts which are otherwise eligible with respect to which the account debtor is owed a credit by Borrower, but only to the extent of such credit;

                    (3) Qualifying Vendor Accounts due from a vendor whose principal place of business is located outside the United States of America;

                    (4) Qualifying Vendor Accounts due from a vendor which Agent has notified Borrower in advance does not have a satisfactory credit standing;

                    (5) Qualifying Vendor Accounts with respect to which the vendor is the United States of America, any state or any municipality, or any department, agency or instrumentality thereof;

                    (6) Qualifying Vendor Accounts with respect to which the vendor is an Affiliate of Borrower or a director, officer, agent, stockholder or employee of Borrower or any of its Affiliates;

                    (7) Qualifying Vendor Accounts due from a vendor if more than twenty-five percent (25%) of the aggregate amount of Qualifying Vendor Accounts of such vendor have at the time remained unpaid for more than sixty (60) days after due date or ninety (90) days after the invoice date if no due date was specified;

                    (8) Qualifying Vendor Accounts with respect to which there is any unresolved dispute with the respective vendor (but only to the extent of such dispute);

                    (9) Qualifying Vendor Accounts evidenced by an "instrument" or "chattel paper" (as defined in the UCC) not in the possession of Agent, on behalf of Lenders;

                    (10) Qualifying Vendor Accounts with respect to which Agent, on behalf of Lenders, does not have a valid, first priority and fully perfected security interest;

                    (11) Qualifying Vendor Accounts subject to any Lien except those in favor of Agent, on behalf of Lenders;

                    (12) Qualifying Vendor Accounts with respect to which the vendor is the subject of any bankruptcy or other insolvency proceeding;

                    (13) Qualifying Vendor Accounts due from a vendor to the extent that such Qualifying Vendor Accounts exceed in the aggregate an amount equal to twenty percent (20%) of the aggregate of all Qualifying Vendor Accounts at said date;

                    (14) Qualifying Vendor Accounts with respect to which the vendor is located in New Jersey, Minnesota, or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year.

             "Eligible Inventory" means, as at any date of determination, the value (determined at the lower of cost or market on a first-in, first-out basis) of all Inventory owned by and in the possession of Borrower and located in the United States of America that Agent, in its reasonable credit judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Agent, the following is not Eligible Inventory: (a) Inventory which Agent reasonably determines, is unacceptable for borrowing purposes due to age, quality, type, category and/or quantity; (b) Inventory with respect to which Agent, on behalf of Lenders, does not have a valid, first priority and fully perfected security interest; (c) Inventory with respect to which there exists any Lien in favor of any Person other than Agent, on behalf of Lenders, and other than Liens expressly permitted in clause (b)(ii) of the definition of "Permitted Encumbrances" as long as the required notices have been given by Borrower to Agent (Borrower acknowledges and agrees that Agent will establish reserves against Borrowing Base availability for each amount in dispute in an amount equal to the full amount in dispute), and other than Liens expressly permitted in clause (c)(ii) of the definition of "Permitted Encumbrances" as long as the required notices have been given by Borrower to Agent (Borrower acknowledges and agrees that Agent will establish reserves against Borrowing Base availability for each amount in dispute in an amount equal to the lessor of (i) the full amount in dispute and (ii) the total value of the Inventory located at the location subject to such landlord's statutory Lien); (d) Inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provisions contained in Title 29 U.S.C. 215(a)(i); (e) Inventory located at any location not owned by Borrower, unless a waiver of interest reasonably acceptable in form and substance is delivered to Agent; provided, however, that Agent may, upon notice to Borrower, establish a reserve for rent or charges payable, in Agent's discretion, in lieu of such waiver of interest in which event Inventory at such location shall be Eligible Inventory subject to such reserve;
(f) any perishable floral, seafood or bakery Inventory; and (g) Inventory consisting of packaging supplies.

              (C) Borrowing Mechanics. (1) LIBOR Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of such amount. (2) On any day when Borrower desires an advance under this subsection 2.1, Borrower shall give Agent telephonic notice of the proposed borrowing by 11:00 a.m. Central time on the Funding Date of a Base Rate Loan and three (3) Business Days in advance of the Funding Date of a LIBOR Loan, which notice (a "Notice of Borrowing") shall also specify the proposed Funding Date (which shall be a Business Day), whether such Loans shall consist of Base Rate Loans or LIBOR Loans, and for LIBOR Loans the Interest Period applicable thereto. Any such telephonic notice shall be confirmed in writing on the same day. Neither Agent nor Lender shall incur any liability to Borrower for acting upon any telephonic notice Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this subsection 2.1(C). Neither Agent nor Lender will make any advance pursuant to any telephonic notice unless Agent has also received the most recent Borrowing Base Certificate and all other documents required under subsection 5.1 by 11:00 a.m. Central time on the date of the request. Each Revolving Advance shall be deposited by wire transfer in immediately available funds in such account as Borrower may from time to time designate to Agent in writing. The becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, accrued interest and fees shall be deemed irrevocably to be a request by Borrower for a Base Rate Revolving Loan on the due date of, and in the amount required to pay, such principal, accrued interest and fees, and the proceeds of each such Revolving Advance if made by Agent or any Lender shall be disbursed by Agent or such Lender by way of direct payment of the relevant obligation and such relevant obligation shall be deemed paid on the date of such disbursement.

              (D) Revolving Notes. Borrower shall execute and deliver to each Lender with appropriate insertions a Revolving Note to evidence such Lender's Revolving Loan Commitment. In the event of an assignment under subsection 9.1, Borrower shall, upon surrender of the assigning Lender's Revolving Note, issue new Revolving Note(s) to reflect the interest held by the assigning Lender and its assignee.

              (E) Evidence of Revolving Loan Obligations. Each Revolving Advance shall be evidenced by this Agreement, the Revolving Notes, and notations made from time to time by Agent in its books and records, including computer records. Agent shall record in its books and records, including computer records, the principal amount of the Revolving Loan owing to each Lender from time to time. Agent's books and records shall constitute presumptive evidence, absent manifest error, of the accuracy of the information contained therein. Failure by Agent to make any such notation or record shall not affect the obligations of Borrower to Lenders with respect to the Revolving Loan.

              (F) Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, the Revolving Loan Commitments may, in addition to Revolving Advances be utilized, upon the request of Borrower, for (i) the issuance of letters of credit by Agent, or with Agent's consent, any Lender; or
(ii) the issuance by Agent of risk participations (a "Risk Participation Agreement") to banks to induce such banks to issue Bank Letters of Credit for the account of Borrower (each of (i) and (ii) above a "Lender Letter of Credit"). Each Lender shall be deemed to have purchased a participation in each Lender Letter of Credit issued on behalf of Borrower in an amount equal to its Pro Rata Share thereof. In no event shall any Lender Letter of Credit be issued to the extent that the issuance of such Lender Letter of Credit would cause the sum of the Letter of Credit Reserve (after giving effect to such issuance) plus the Revolving Loan to exceed the lesser of (x) the Borrowing Base and (y) the Revolving Loan Commitment.

                     (1) Maximum Amount. The aggregate amount of Letter of Credit Liability with respect to all Lender Letters of Credit outstanding at any time shall not exceed $10,000,000.

                     (2) Reimbursement. Borrower shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse Agent or the issuer for any amounts paid with respect to a Lender Letter of Credit including all fees, costs and expenses paid to any bank that issues a Bank Letter of Credit. Borrower hereby authorizes and directs Agent to debit Borrower's account (by making an Advance in the amount of such reimbursement amount, by increasing the Revolving Loan) in the amount of any payment made with respect to any Lender Letter of Credit. All amounts paid with respect to any Lender Letter of Credit that are not immediately repaid by Borrower with the proceeds of a Revolving Advance or otherwise shall bear interest at the Default Rate applicable to Base Rate Revolving Loans. In the event that Borrower shall fail to reimburse Agent on the date of any payment under a Lender Letter of Credit in an amount equal to the amount of such payment, Agent shall promptly notify each Lender of the unreimbursed amount of such payment together with accrued interest thereon and each Lender, on the next Business Day, shall deliver to Agent an amount equal to its respective participation in same day funds. The obligation of each Lender to deliver to Agent an amount equal to its respective participation pursuant to the foregoing sentence shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. In the event any Lender fails to make available to Agent the amount of such Lender's participation in such Lender Letter of Credit, Agent shall be entitled to recover such amount on demand from such Lender together with interest at the Base Rate.

                     (3) Conditions of Issuance. In addition to all other terms and conditions set forth in this Agreement, the issuance of any Lender Letter of Credit shall be subject to the satisfaction of all conditions applicable to Revolving Advances, and the conditions that the letter of credit which Borrower requests be in such form, be for such amount, contain such terms and support such transactions as are reasonably satisfactory to Agent. The expiration date of each Lender Letter of Credit shall be on a date which is at least thirty (30) days prior to the Termination Date.

                     (4) Request for Letters of Credit. Borrower shall give Agent at least three (3) Business Days prior notice specifying the date a Lender Letter of Credit is to be issued, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the letter of credit being requested.

              (G)   Other Letter of Credit Provisions.

                     (1) Obligations Absolute. The obligation of Borrower to reimburse Agent or any Lender for payments made under, and other amounts payable in connection with, any Lender Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including the following circumstances:

                             (a)     any lack of validity or enforceability of
any Lender Letter of Credit, Bank Letter of Credit or any other agreement;

                             (b)     the existence of any claim, set-off,
defense or other right which Borrower, any of its Affiliates, Agent or any Lender, on the one hand, may at any time have against any beneficiary or transferee of any Lender Letter of Credit or Bank Letter of Credit (or any Persons for whom any such transferee may be acting), Agent, any Lender or any other Person, on the other hand, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary of the letter of credit);

                             (c)     any draft, demand, certificate or any
other document presented under any Lender Letter of Credit or Bank Letter of Credit is alleged to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                             (d)     payment under any Lender Letter of Credit
or Bank Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such letter of credit; provided that, in the case of any payment by Agent or a Lender under any Lender Letter of Credit, Agent or such Lender has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Lender Letter of Credit complies on its face with any applicable requirements for a demand for payment under such Lender Letter of Credit;

                             (e)     any other circumstance or happening
whatsoever, which is substantially similar to any of the foregoing; or

                             (f)     the fact that a Default or an Event of
Default shall have occurred and be continuing.

                     (2) Nature of Lender's Duties . As between Agent and Lenders, on the one hand, and Borrower, on the other hand, Borrower assumes all risks of the acts and omissions of, or misuse of, any Lender Letter of Credit by the beneficiary thereof. In furtherance and not in limitation of the foregoing, neither Agent nor any Lender shall be responsible:
(a) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document by any party in connection with the application for and issuance of any Lender Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(b) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Lender Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) for failure of the beneficiary of any Lender Letter of Credit to comply fully with conditions required in order to demand payment thereunder; provided that, in the case of any payment by Agent or any Lender under any Lender Letter of Credit, Agent or Lender has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Lender Letter of Credit complies on its face with any applicable requirements for a demand for payment thereunder; (d) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) for errors in interpretation of technical terms; (f) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Lender Letter of Credit; (g) for the credit of the proceeds of any drawing under any Lender Letter of Credit; and (h) for any consequences arising from causes beyond the control of Agent or any Lender as the case may be. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder.

                     (3) Liability. In furtherance and extension of, and not in limitation of, the specific provisions herein above set forth, any action taken or omitted by Agent or any Lender under or in connection with any Lender Letter of Credit, if taken or omitted in good faith, shall not put Agent or any Lender under any resulting liability to Borrower.

       2.2   Interest.

              (A) Rate of Interest. The Loans and all other Obligations shall bear interest from the date such Loans are made or such other Obligations become due to the date paid at a rate per annum equal to (i) in the case of Base Rate Loans and other Obligations for which no other interest rate is specified, the Base Rate plus the Applicable Base Rate Margin and (ii) in the case of LIBOR Loans, LIBOR plus the Applicable LIBOR Rate Margin (the "Interest Rate"). The applicable basis for determining the rate of interest shall be selected by Borrower initially at the time a Notice of Borrowing is given pursuant to subsection 2.1(C). The basis for determining the interest rate with respect to any Loan or a portion of any Loan may be changed from time to time pursuant to subsection 2.2(E). If on any day a Loan or a portion of any Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Loan or portion thereof shall bear interest determined by reference to the Base Rate.

      Borrower shall deliver, together with each Compliance Certificate delivered to Agent at the end of any fiscal quarter or Fiscal Year of Borrower pursuant to subsection 5.1(E), a certificate (an "Applicable Rate Certificate") duly executed by an Authorized Officer which shall set forth

Borrower's calculations of the applicable margins for the Interest Rates based upon EBITDA for the applicable rolling four quarter period then ended. Except with respect to Borrower's Fiscal Year ending in January 1999, any adjustments to the applicable margins shall be made based upon the calculations set forth in the Applicable Rate Certificate and shall be deemed approved and become effective on the fifth (5th) Business Day following Agent's receipt of the Applicable Rate Certificate unless Agent reasonably objects thereto during such five (5) Business Day period; provided, however, that if an Applicable Rate Certificate and accompanying Compliance Certificate are not delivered within three (3) Business Days after the date delivery of such Compliance Certificate is required hereunder, the applicable margins shall automatically increase to the maximum percentage amount set forth in the applicable definitions of such terms from the date when such Applicable Rate Certificate and financial statements were required to be delivered to Agent hereunder until received by Agent. In the event that Agent reasonably objects to Borrower's calculations of the applicable margins in an Applicable Rate Certificate, Borrower and Agent shall work together to promptly resolve any disputes and, during such time period, the applicable margins shall continue at their existing levels until such disputes are resolved by Borrower and Agent; provided, further, that upon such resolution, the agreed upon applicable margins shall become retroactively effective as of the fifth (5th) Business Day following Agent's receipt of the Applicable Rate Certificate and Borrower or Agent, as the case may be, shall promptly make whatever payment is necessary to effectuate such retroactive adjustment. Upon any change in the applicable margins, Agent shall notify Lenders of the new applicable margins.

      After the occurrence and during the continuance of an Event of Default
(i) the Loans and all other Obligations shall, at the option of Requisite Lenders, bear interest at a rate per annum equal to two percent (2%) plus the applicable Interest Rate (the "Default Rate"), (ii) each LIBOR Loan shall automatically convert to a Base Rate Loan at the end of any applicable Interest Period and (iii) no Loans may be converted to LIBOR Loans.

              (B) Interest Periods. In connection with each LIBOR Loan, Borrower shall elect an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be either a one, two, three or six month period; provided that:

                    (1) the initial Interest Period for any LIBOR Loan shall commence on the Funding Date of such Loan;

                    (2) in the case of successive Interest Periods, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires;

                    (3) if an Interest Period expiration date is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period expiration date is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

                    (4) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to part (5), below, end on the last Business Day of a calendar month;

                    (5) no Interest Period shall extend beyond the Termination Date; and

                    (6) there shall be no more than three (3) Interest Periods relating to LIBOR Loans outstanding at any time.

              (C) Computation and Payment of Interest. Interest on the Loans and all other Obligations shall be computed on the daily principal balance on the basis of a 360 day year for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of funding of the Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Loan, the date of conversion of such LIBOR Loan to such Base Rate Loan, shall be included; and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan, or with respect to a Base Rate Loan being converted to a LIBOR Loan, the date of conversion of such Base Rate Loan to such LIBOR Loan, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on that Loan. Interest on Base Rate Loans and all other Obligations other than LIBOR Loans shall be payable to Agent for benefit of Lenders monthly in arrears on the first day of each month, on the date of any prepayment of Loans, and at maturity, whether by acceleration or otherwise. Interest on LIBOR Loans shall be payable to Agent for benefit of Lenders on the last day of the applicable Interest Period for such Loan, on the date of any prepayment of the Loans, and at maturity, whether by acceleration or otherwise. In addition, for each LIBOR Loan having an Interest Period longer than three (3) months, interest accrued on such Loan shall also be payable on the last day of each three (3) month interval during such Interest Period.

              (D) Interest Laws. Notwithstanding any provision to the contrary contained in this Agreement or any other Loan Document, Borrower shall not be required to pay, and neither Agent nor any Lender shall be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document, then in such event: (1) the provisions of this subsection shall govern and control; (2) neither Borrower nor any other Loan Party shall be obligated to pay any Excess Interest; (3) any Excess Interest that Agent or any Lender may have received hereunder shall be, at such Lender's option, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) neither Borrower nor any other Loan Party shall have any action against Agent or any Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until each Lender shall have received the amount of interest which such Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

              (E) Conversion or Continuation. Subject to the provisions of subsection 2.1, Borrower shall have the option to (1) convert at any time all or any part of outstanding Loans equal to $500,000 and integral multiples of $100,000 in excess of that amount from Base Rate Loans to LIBOR Loans or (2) upon the expiration of any Interest Period applicable to a LIBOR Loan, to (a) continue all or any portion of such LIBOR Loan equal to $500,000 and integral multiplies of $100,000 in excess of that amount as a LIBOR Loan or (b) convert all or any portion of such LIBOR Loan to a Base Rate Loan. The succeeding Interest Period(s) of such continued or converted Loan commence on the last day of the Interest Period of the Loan to be continued or converted; provided that no outstanding Loan may be continued as, or be converted into, a LIBOR Loan, when any Event of Default or Default has occurred and is continuing.

             Borrower shall deliver a notice of conversion/continuation to Agent no later than 11:00 a.m. (Central time) at least three (3) Business Days in advance of the proposed conversion/ continuation date ("Notice of Conversion/Continuation"). A Notice of Conversion/Continuation shall certify:
(1) the proposed conversion/continuation date (which shall be a Business Day);
(2) the amount of the Loan to be converted/continued; (3) the nature of the proposed conversion/continuation; (4) in the case of conversion to, or a continuation of, a LIBOR Loan, the requested Interest Period; and (5) that no Default or Event of Default has occurred and is continuing or would result from the proposed conversion/continuation.

             In lieu of delivering the Notice of Conversion/Continuation, Borrower may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2(E); provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/continuation date.

             Neither Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Borrower or for otherwise acting in good faith under this subsection 2.2(E) and upon conversion/continuation by Lenders in accordance with this Agreement pursuant to any telephonic notice, Borrower shall have effected such conversion or continuation, as the case may be, hereunder.

       2.3   Fees.

             (A) Unused Line Fee. Borrower shall pay to Agent, for the benefit of Lenders, a fee in an amount equal to (A)(i) the Revolving Loan Commitment less (ii) the sum of (x) the average daily balance of the Revolving Loan plus (y) the average daily face amount of the Lender

Letter of Credit Reserve during the preceding month multiplied by (B) the Applicable Unused Line Fee, such fee to be calculated on the basis of a 360 day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of the first month following the Closing Date and the first day of each month thereafter. Borrower shall deliver, together with each Compliance Certificate delivered to Agent at the end of any fiscal quarter or Fiscal Year of Borrower pursuant to subsection 5.1(E), a certificate (an "Applicable Fee Certificate") duly executed by an Authorized Officer which shall set forth Borrower's calculation of the Applicable Unused Line Fee based upon EBITDA for the applicable rolling four quarter period. Except with respect to Borrower's Fiscal Year ending in January 1999, any adjustments to the Applicable Unused Line Fee shall be made based upon the calculations set forth in the Applicable Fee Certificate and shall be deemed approved and become effective on the fifth (5th) Business Day following Agent's receipt of the Applicable Fee Certificate unless Agent reasonably objects thereto during such five (5) Business Day period; provided, however, that if such Applicable Fee Certificate and accompanying Compliance Certificate are not delivered within three (3) Business Days after the date delivery of such Compliance Certificate is required hereunder, the Applicable Unused Line Fee shall automatically increase to the maximum percentage amount set forth in the definition thereof from the date when such Applicable Fee Certificate and financial statements were required to be delivered to Agent hereunder until received by Agent. In the event Agent reasonably objects to the Borrower's calculations of the Applicable Unused Line Fee in an Applicable Fee Certificate, Borrower and Agent shall work together to promptly resolve any disputes and, during such time period, the Applicable Unused Line Fee shall continue at its existing level until such disputes are resolved by Borrower and Agent; provided, further, that upon such resolution, the agreed upon Applicable Unused Line Fee shall become retroactively effective as of the fifth (5th) Business Day following Agent's receipt of the Applicable Fee Certificate and Borrower or Agent, as the case may be, shall promptly make whatever payment is necessary to effectuate such retroactive adjustment. Upon any change in the applicable margin, Agent shall promptly notify Lenders of the new Applicable Unused Line Fee.

              (B) Letter of Credit Fees. Borrower shall pay to Agent for the account of Lenders, a fee with respect to the Lender Letters of Credit in the amount of the average daily amount of Letter of Credit Liability outstanding during such month multiplied by the Applicable Letter of Credit Fee. Such fee will be calculated on the basis of a 360 day year for the actual number of days elapsed and will be payable monthly in arrears on the first day of each month. Borrower shall also reimburse Agent for any and all fees and expenses, if any, paid by Agent or any Lender to the issuer of any Bank Letter of Credit. In addition to the calculation of the Applicable Unused Line Fee set forth in each Applicable Fee Certificate delivered to Agent by Borrower pursuant to subsection 2.3(A) above, each such Applicable Fee Certificate shall also set forth Borrower's calculation of the Applicable Letter of Credit Fee based upon EBITDA for such applicable rolling four quarter period. Any adjustments to the Applicable Unused Line Fee shall be made based upon the calculations set forth in the Applicable Fee Certificate and shall be deemed approved and become effective on the fifth (5th) Business Day following Agent's receipt of the Applicable Fee Certificate unless Agent reasonably objects thereto during such five (5) Business Day period; provided, however, that if the Applicable Fee Certificate and accompanying Compliance Certificate are not delivered within three (3) Business Days after the date delivery of such Compliance Certificate is required hereunder, the Applicable Letter of Credit Fee shall increase to the maximum percentage amount set forth in the definition thereof from the date when such Applicable Fee Certificates and financial statements were required to be delivered to Agent hereunder until received by Agent. In the event Agent reasonably objects to the Borrower's calculation of the Applicable Letter of Credit Fee in an Applicable Fee Certificate, Borrower and Agent shall work together to promptly resolve any disputes and, during such time period, the Applicable letter of Credit Fee shall continue at its existing level until such disputes are resolved by Borrower and Agent. Upon any change in the applicable margin, Agent shall promptly notify Lenders of the new Applicable Letter of Credit Fee.

              (C) Inspection Fees. Borrower agrees to pay to Agent for its own account (i) for any auditor which is an employee of Agent, an inspection fee for each inspection equal to $750 per auditor per day or any portion thereof, together with reasonable out of pocket expenses, and (ii) for any auditor which is not an employee of Agent, the out of pockets fees, costs and expenses paid to such auditors by Agent; provided that so long as no Event of Default is continuing, (x) Borrower shall not be required to pay more than $7,500, plus reasonable out of pocket expenses, per inspection and (y) until the first time, if any, that the Maximum Revolving Loan Amount exceeds the Revolving Loan by less than $10,000,000, Borrower shall not be required to pay for more than two (2) inspections during any Loan Year.

              (D) Other Fees and Expenses. (1) Borrower shall make to Agent, solely for its own account, at the times set forth therein, all payments provided for in the Fee Letter, and (2) Borrower shall pay to Agent, for its own account, all charges for returned items and all other bank charges incurred by Agent, as well as Agent's standard wire transfer charges, for each wire transfer made under this Agreement.

       2.4   Payments and Prepayments.

              (A) Manner and Time of Payment. In its sole discretion, Agent may charge interest and other amounts payable hereunder to the Revolving Loan, all as set forth on Agent's books and records. If Agent elects to bill Borrower for any amount due hereunder, such amount shall be immediately due and payable with interest thereon as provided herein and such amount shall be promptly paid by Borrower. All payments made by Borrower with respect to the Obligations shall be made without deduction, defense, setoff or counterclaim. All payments to Agent hereunder shall, unless otherwise directed by Agent, be made to Agent's Account or in accordance with subsection 5.6. Proceeds remitted to Agent's Account shall be credited to the Obligations on the first Business Day following the day such proceeds were received; provided, however, that proceeds remitted to Agent's Account by wire transfer of immediately available funds shall be credited to the Obligations on the Business Day received.

              (B)   Mandatory Prepayments.

                     (1) Overadvance. At any time that the Revolving Loan exceeds the Maximum Revolving Loan Amount, Borrower shall immediately repay the Revolving Loan to the extent necessary to reduce the principal balance to an amount equal to or less than the Maximum Revolving Loan Amount.

                     (2)     Proceeds of Asset Dispositions.

                             (a) Upon the occurrence and during the continuance
of a Default or Event of Default and following notice from Agent to Borrower of such Default or Event of Default (other than an Event of Default described in subsections 8.1(G) or 8.1(H) for which no such notice shall be required), immediately upon receipt by Borrower or any of its Subsidiaries of proceeds of any Asset Disposition, in one or a series of related transactions, other than an Asset Disposition described in clause (b) below, which proceeds exceed $50,000 (it being understood that if the proceeds exceed $50,000, the entire amount and not just the portion above $50,000 shall be subject to this subsection 2.4(B)(2)(a)), Borrower shall prepay the Obligations in an amount equal to such proceeds.

                             (b)  Upon the occurrence and during the
continuance of a Default or Event of Default or a Cash Dominion Event and following notice from Agent to Borrower of such Default or Event of Default (other than an Event of Default described in subsections 8.1(G) or 8.1(H) for which no such notice shall be required) or Cash Dominion Event, immediately upon receipt by Borrower or any of its Subsidiaries of proceeds of any Asset Disposition in connection with a store closing or store closings, in one or a series of related transactions, which proceeds exceed $50,000 (it being understood that if the proceeds exceed $50,000, the entire amount and not just the portion above $50,000 shall be subject to this subsection 2.4(B)(2)(b)), Borrower shall prepay the Obligations in an amount equal to such proceeds.

              (C) Voluntary Prepayments and Repayments. Borrower may, at any time upon not less than three Business Days' prior notice to Agent, terminate the entire Revolving Loan Commitment and, thereupon, the Revolving Loan Commitment shall be zero. Upon termination of the Revolving Loan Commitment, Borrower shall cause Agent and each Lender to be released from all liability under any Lender Letters of Credit or, at Agent's option, Borrower will deposit cash collateral with Agent in an amount equal to 105% of the Letter of Credit Liability that will remain outstanding after prepayment or repayment.

              (D) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

       2.5 Term of this Agreement. This Agreement shall be effective until December 22, 2002 (the "Original Term"); provided that the term of this Agreement may be extended for up to two (2) additional one (1) year periods (each such additional year a "Renewal Term") if Borrower, Agent and Lenders so consent in writing at least ninety (90) days prior to the end of the Original Term and/or the first Renewal Term, as the case may be (the last to occur of the end of the Original Term, the end of the first Renewal Term or the end of the second Renewal Term, as applicable, the "Termination Date"); provided, however, that in any event, the Termination Date shall be no later than ninety
(90) days prior to the maturity date of the Senior Notes as set forth in the Senior Notes Indenture. The Revolving Loan Commitments shall (unless earlier terminated) terminate upon the earlier of (i) the occurrence of an event specified in subsection 8.3 or (ii) the Termination Date. Upon termination in accordance with subsection 8.3 or on the Termination Date, all Obligations shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all Obligations have been fully paid and satisfied, Agent, on behalf of Lenders, shall be entitled to retain security interests in and liens upon all Collateral, and even after payment of all Obligations hereunder, Borrower's obligation to indemnify Agent and each Lender in accordance with the terms hereof shall continue.

       2.6 Statements. Agent shall render a monthly statement of account to Borrower within twenty (20) days after the end of each month. Such statement of account shall constitute an account stated unless Borrower makes written objection thereto within thirty (30) days from the date Borrower is deemed to have received such statement under subsection 10.4. Borrower promises to pay all of its Obligations as such amounts become due or are declared due pursuant to the terms of this Agreement.

       2.7 Grant of Security Interest. To secure the payment and performance of the Obligations, including all renewals, extensions, restructurings and refinancings of any or all of the Obligations, Borrower hereby grants to Agent, on behalf of Lenders, a continuing security interest and lien in and to all right, title and interest of Borrower in the following property of Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"): (A) Accounts, and all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including the rights of stoppage in transit, replevin and reclamation; (B) Inventory; (C) Intellectual Property evidencing or relating to any of the items described in (A) or (B) of this subsection; (D) general intangibles evidencing or relating to any of the items described in (A) or (B) of this subsection; (E) contract rights evidencing or relating to any of the items described in (A) or (B) of this subsection; and
(F) proceeds of all or any of the property described above, including, without limitation, the proceeds of any insurance policies covering any of the above described property.

       2.8 Capital Adequacy and Other Adjustments. In the event Agent or any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Agent or such Lender or any corporation controlling Agent or such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Agent or such Lender or any corporation controlling Agent or such Lender and thereby reducing the rate of return on Agent's or such Lender's or such corporation's capital as a consequence of its obligations hereunder, then Borrower shall from time to time within fifteen (15) days after notice and demand from such Lender (with a copy to Agent) or Agent ( in each instance together with the certificate referred to in the next sentence) pay to Agent or such Lender additional amounts sufficient to compensate Agent or such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by Agent or any Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

       2.9   Taxes.

              (A) No Deductions. Any and all payments or reimbursements made hereunder or under the Revolving Notes shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding, however, the following: taxes imposed on the net income of any Lender or Agent by the jurisdiction under the laws of which Agent or such Lender is organized or doing business or any political subdivision thereof and taxes imposed on its net income by the jurisdiction of Agent's or such Lender's applicable lending office or any political subdivision thereof (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, excluding such taxes imposed on net income, herein "Tax Liabilities"). If Borrower shall be required by law to deduct any such Tax Liabilities from or in respect of any sum payable hereunder to Agent or any Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made.

              (B) Changes in Tax Laws. In the event that, subsequent to the Closing Date, (i) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (iii) compliance by Lender with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality:

                    (1) does or shall subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or Lender Letters of Credit issued hereunder, or change the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of tax on the overall net income of Agent or such Lender); or

                    (2) does or shall impose on Agent or any Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein; and the result of any of the foregoing is to increase the cost to Agent or such Lender of issuing any Lender Letter of Credit or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Agent or such Lender, upon its demand, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Agent or such Lender with respect to this Agreement or the other Loan Documents. If Agent or any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower of the event by reason of which Agent or such Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

              (C) Foreign Lenders. Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Revolving Notes are exempt from United States withholding tax or are subject to United States withholding tax at a reduced rate under an applicable statute or tax treaty shall provide to Borrower and Agent (i) a properly completed and executed Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to such exemption or reduced rate of withholding with respect to payments to be made to such Foreign Lender under this Agreement, or under the Revolving Notes (a "Certificate of Exemption"), or (ii) a letter from any such Foreign Lender stating that it is not entitled to any such exemption or reduced rate of withholding (a "Letter of Non-Exemption"). Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request of Borrower or Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption or a Letter of Non-Exemption to Borrower and Agent.

             If a Foreign Lender is entitled to an exemption with respect to payments to be made to such Foreign Lender under this Agreement (or to a reduced rate of withholding) and does not provide a Certificate of Exemption to Borrower and Agent within the time periods set forth in the preceding paragraph, Borrower shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and Borrower shall not be required to pay any additional amounts as a result of such withholding; provided, however, that all such withholding shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Borrower and Agent.

       2.10 Required Termination and Prepayment. If on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its LIBOR Loans has become unlawful or impossible by compliance by Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Lender shall promptly give notice (by telephone confirmed in writing) to Borrower and Agent of that determination explaining the basis of such determination. Subject to prior withdrawal of a Notice of Borrowing or a Notice of Conversion/Continuation or prepayment of LIBOR Loans as contemplated by subsection 2.11, the obligation of Lender to make or maintain its LIBOR Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and Borrower shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection 2.10 is made or, earlier when required by law, repay or prepay such Lender's LIBOR Loans together with all interest accrued thereon or convert such LIBOR Loans to Base Rate Loans.

       2.11 Optional Prepayment/Replacement of Agent or Lenders in Respect of Increased Costs. Within fifteen (15) days after receipt by Borrower of written notice and demand from Agent or any Lender (an "Affected Lender") for payment of additional costs and/or taxes as provided in subsections 2.8 and 2.9(B), respectively, Borrower may, at its option, notify Agent and such Affected Lender of its intention to do one of the following:

             (A) Borrower may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent. In the event Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell and assign its Loans and Revolving Loan Commitments to such Replacement Lender; provided, that Borrower has reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment.

             (B) Borrower may prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender's Revolving Loan Commitments. Borrower shall, within ninety (90) days following notice of its intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including such Affected Lender's increased costs for which it is entitled to reimbursement under this Agreement) through the date of such prepayment and terminate such Affected Lender's Revolving Loan Commitments.

       2.12 Compensation. Borrower shall compensate each and every Lender, upon written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amounts and which shall, absent manifest error, be conclusive and binding upon all parties hereto), for all reasonable losses, expenses and liabilities including, without limitation, any loss sustained by such Lender in connection with the re-employment of such funds: (i) if for any reason (other than a breach by such Lender of any of its obligations under this Agreement) a borrowing of any LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing, a Notice of Conversion/Continuation or a telephonic request for borrowing or Conversion/Continuation; (ii) if any prepayment of any of its LIBOR Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan; (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by Borrower; or (iv) as a consequence of any other default by Borrower to repay its LIBOR Loans when required by the terms of this Agreement; provided that during the period while any such amounts have not been paid, Agent shall reserve an equal amount from amounts otherwise available to be borrowed under the Revolving Loan.

       2.13 Booking of LIBOR Loans. Each Lender may make, carry or transfer LIBOR Loans at, to, or for the account of, any of its branch offices or the office of an affiliate of such Lender; provided, however, that Borrower shall not be responsible for any costs or lost revenues of a Lender if such Lender could have avoided such costs or lost revenues by transferring its LIBOR Loans to an existing branch of such Lender.

       2.14 Assumptions Concerning Funding of LIBOR Loans. Calculation of all amounts payable to Lender under subsection 2.12 shall be made as though each Lender had actually funded its relevant LIBOR Loan through the purchase of a LIBOR deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR Loan and having maturity comparable to the relevant

Interest Period and through the transfer of such LIBOR deposit from an offshore office to a domestic office in the United States of America; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under subsection 2.12.


                        SECTION 3.  CONDITIONS TO LOANS

       3.1 Conditions to Loans. The obligations of Agent and each Lender to make Loans and the obligation of Agent or any Lender to issue Lender Letters of Credit on the Closing Date and on each Funding Date are subject to satisfaction of all of the conditions set forth below.

              (A) Closing Deliveries. Agent shall have received, in form and substance satisfactory to Agent, all agreements, documents, instruments and information identified on Schedule 3.1(A) and all other agreements, notes, certificates, orders, authorizations, financing statements and other documents which Agent may at any time reasonably request.

              (B) Security Interests. Agent shall have received satisfactory evidence that all security interests and liens granted to Agent for the benefit of Lenders pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute first priority liens on the Collateral, subject only to Permitted Encumbrances.

              (C) Closing Date Availability. On the Closing Date, after giving effect to (i) the consummation of the transactions contemplated hereunder on the Closing Date, (ii) the payment by Borrower of all costs, fees and expenses relating thereto and (iii) the use, or reserve for use, of $25,000,000 of existing cash, cash equivalents and short-term investments to pay a dividend and/or make a loan to Dart, the amount on the Closing Date equal to (x) the Maximum Revolving Loan Amount minus (y) the Revolving Loan plus (z) Borrower's cash on hand which is not subject to any restrictions regarding its use by Borrower, shall equal at least $20,000,000.

              (D) Representations and Warranties. The representations and warranties contained herein and in the Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made by Borrower to Agent after the Closing Date and approved by Agent.

              (E) Fees. Borrower shall have paid to Agent, for its own account, all amounts payable to Agent on or before the Closing Date under the terms of the Fee Letter.

              (F) No Default. No event shall have occurred and be continuing or would result from the consummation of the requested borrowing or notice requesting issuance of a Lender Letter of Credit that is or would constitute an Event of Default or a Default.

              (G) Performance of Agreements. Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which any Loan Document provides shall be performed by it on or before that Funding Date.

              (H) No Prohibition. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain Agent or any Lender from making any Loans or issuing any Lender Letters of Credit.

              (I) No Litigation. There shall not be pending or, to the knowledge of Borrower, threatened, any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration by, against or affecting any Loan Party or any of its Subsidiaries that reasonably could be expected to have a Material Adverse Effect or any property of any Loan Party or any of its Subsidiaries that reasonably could be expected to have a Material Adverse Effect, that in any such instance has not been disclosed to Agent by Borrower in writing, and there shall have occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration that, in the opinion of Agent, could reasonably be expected to have a Material Adverse Effect.

             SECTION 4.  BORROWER'S REPRESENTATIONS AND WARRANTIES

      To induce Agent and each Lender to enter into this Agreement, and to make Loans and to issue Lender Letters of Credit, Borrower represents and warrants to Agent and each Lender that the following statements are and will be true, correct and complete:

       4.1   Organization, Powers, Capitalization.

              (A) Organization and Powers. Each of the Loan Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and qualified to do business in all states where such qualification is required except where failure to be so qualified could not be reasonably expected to have a Material Adverse Effect. Each of the Loan Parties has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted and to enter into each Loan Document to which it is a party.

              (B) Capitalization. All issued and outstanding shares of capital stock of the Loan Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. All of the issued and outstanding capital stock of Borrower is owned by SFW Holding Corp. All of the issued and outstanding capital stock of Guarantor is owned by Borrower. There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party or any other Person, of any shares of capital stock or other securities of any such entity.

       4.2 Authorization of Borrowing, No Conflict. Borrower has the corporate power and authority to incur the Obligations and to grant security interests in the Collateral. On the Closing Date, the execution, delivery and performance of the Loan Documents by each Loan Party signatory thereto will have been duly authorized by all necessary corporate and shareholder action. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party and the consummation of the transactions contemplated by this Agreement and the other Loan Documents by each Loan Party do not contravene and will not be in contravention of any applicable law, the corporate charter or bylaws of any Loan Party or any agreement or order by which any Loan Party or any Loan Party's property is bound. This Agreement is, and the other Loan Documents, including the Revolving Notes, when executed and delivered will be, the legally valid and binding obligations of the applicable Loan Party, each enforceable against the Loan Parties, as applicable, in accordance with their respective terms.

       4.3 Financial Condition. All financial statements concerning Borrower and its Subsidiaries which have been or will hereafter be furnished by Borrower and its Subsidiaries to Agent or any Lender pursuant to this Agreement have been or will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and do or will present fairly the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended. The Pro Forma was prepared by Borrower based on the unaudited consolidated balance sheet of Borrower dated November 1, 1997, and includes, without limitation, the issuance of the Senior Notes. The Projections delivered and to be delivered have been and will be prepared by Borrower in light of the past operations of the business of Borrower and its Subsidiaries and such Projections represent and will represent the good faith estimate of Borrower and its senior management concerning the most probable course of its business as of the date such Projections are prepared and delivered.

       4.4 Indebtedness and Liabilities. As of the Closing Date, neither Borrower nor any of its Subsidiaries has (a) any Indebtedness except as reflected on the Pro Forma; or (b) any Liabilities that GAAP requires to be disclosed on Borrower's financial statements other than as reflected on the Pro Forma or as incurred in the ordinary course of business following the date of the Pro Forma.

       4.5 Account Warranties. Borrower represents, warrants and covenants as to each Account that constitutes an Eligible Account that, at the time of its creation, such Account is a valid, bona fide account, representing an undisputed indebtedness incurred by the named account debtor for goods actually sold and delivered or for services completely rendered; there are no setoffs, offsets or counterclaims, genuine or otherwise, against such Account; such Account does not represent a sale to an Affiliate or a consignment, sale or return or a bill and hold transaction; no agreement exists permitting any deduction or discount; Borrower is the lawful owner of such Account and has the right to assign the same to Agent, for the benefit of Lenders; such Account is free of all security interests, Liens and encumbrances other than those in favor of Agent, on behalf of Lenders, and such Account is due and payable in accordance with its terms.





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
       4.6 Names. Schedule 4.6 sets forth all names, trade names, fictitious names and business names under which Borrower currently conducts business or has at any time during the past five (5) years conducted business.

       4.7 Locations; FEIN. Schedule 4.7 sets forth the location of Borrower's principal place of business, the location of Borrower's books and records, the location of all other offices of Borrower and all Collateral locations, and such locations are Borrower's sole locations for its business and the Collateral. Borrower's federal employer identification number is set forth on the signature page hereof.

       4.8 Title to Properties; Liens. Borrower and each of its Subsidiaries has good, sufficient and legal title, subject to Permitted Encumbrances, to all its respective material properties and assets. Except for Permitted Encumbrances, all such properties and assets are free and clear of Liens. To the best knowledge of Borrower after due inquiry, there are no actual, threatened or alleged defaults with respect to any leases of real property under which Borrower or any of its Subsidiaries is lessee or lessor which would have a Material Adverse Effect.

       4.9 Litigation; Adverse Facts. There are no judgments outstanding against any Loan Party or affecting any property of any Loan Party nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the best knowledge of Borrower after due inquiry, threatened against or affecting any Loan Party or any property of any Loan Party which could reasonably be expected to result in any Material Adverse Effect. Borrower has no reason to believe that any Loan Party is exposed to any liability which could reasonably be expected to result in any Material Adverse Effect.

       4.10 Payment of Taxes. All material tax returns and reports of Borrower and each of its Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon Borrower and upon its properties, assets, income and franchises which are shown on such returns as due and payable have been paid when due and payable. As of the Closing Date, none of the United States income tax returns of Borrower or any of its Subsidiaries are under audit. No tax liens have been filed and no claims (except as otherwise permitted by Section 5.9) are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Borrower and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

       4.11 Performance of Agreements. None of the Loan Parties and none of their respective Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contractual obligation of any such Person which could have a Material Adverse Effect, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

       4.12 Employee Benefit Plans. Borrower, each of its Subsidiaries and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof with respect to all Employee

Benefit Plans. No material liability has been incurred by Borrower, any of its Subsidiaries or any ERISA Affiliate which remains unsatisfied for any funding obligation, taxes or penalties with respect to any Employee Benefit Plan.

       4.13 Intellectual Property. Borrower and each of its Subsidiaries, including Guarantor, owns, is licensed to use or otherwise has the right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted, and all such Intellectual Property is identified on Schedule 4.13.

       4.14 Broker's Fees. No broker's or finder's fee or commission will be payable by Borrower or any of its Affiliates with respect to any of the transactions contemplated hereby.

       4.15 Environmental Compliance. Each Loan Party has been and is currently in compliance with all currently applicable Environmental Laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws. There are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or, to Borrower's knowledge, threatened, or judgments or orders relating to any Hazardous Materials asserted or threatened against any Loan Party or relating to any real property currently or formerly owned, leased or operated by any Loan Party.

       4.16 Solvency. After giving effect to the transactions contemplated by the Loan Documents, and as of, from and after the date of this Agreement,
Borrower: (a) owns and will own assets the fair salable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of Borrower as they mature; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due. There is no material fact known to Borrower that has or could have a Material Adverse Effect and that has not been fully disclosed herein or in such other documents, certificates and statements furnished to Agent and Lenders for use in connection with the transactions contemplated hereby.

       4.17 Disclosure. No representation or warranty of any Loan Party contained in this Agreement, the financial statements, the other Loan Documents, or any other document, certificate or written statement furnished to Agent or any Lender by or on behalf of Borrower for use in connection with the Loan Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The Projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Borrower to be reasonable at the time made, it being recognized by Agent and Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no material fact known to Borrower that has had or will have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Agent or any Lender for use in connection with the transactions contemplated hereby.

       4.18 Insurance. Borrower and each of its Subsidiaries maintains adequate insurance policies for public liability, property damage for its business and properties, product liability, and business interruption, no notice of cancellation has been received with respect to such policies and Borrower and each of its Subsidiaries are in compliance with all conditions contained in such policies.

       4.19 Compliance with Laws. Neither Borrower nor any of its Subsidiaries is in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, including, without limitation, any violation relating to any use, release, storage, transport or disposal of any Hazardous Material, which violation would subject Borrower or any of its Subsidiaries or any of their respective Affiliates, directors, officers or employees to criminal liability or have a Material Adverse Effect and no such violation has been alleged.

       4.20 Bank Accounts. Schedule 4.20 sets forth the account numbers and locations of all bank accounts of Borrower and its Subsidiaries, if any.

       4.21 Subsidiaries. Borrower has no Subsidiaries other than as set forth on Schedule 4.21. Other than RBC Corp. and Guarantor, none of Borrower's Subsidiaries (a) has any assets or liabilities or (b) conducts any business or has any intention of conducting any business in the future.

       4.22 Employee Matters. Except as set forth on Schedule 4.22, (a) no Loan Party nor any of such Loan Party's employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Loan Party and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Loan Party and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Borrower after due inquiry, threatened between any Loan Party and its employees, other than employee grievances arising in the ordinary course of business which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.22, neither Borrower nor any of its Subsidiaries is subject to any employment contract or other similar agreement.

       4.23 Governmental Regulation. None of the Loan Parties is, nor after giving effect to any Loan will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

       4.24 Material Adverse Effect. Since June 23, 1997, no event or change has occurred that has caused or evidences, and Borrower is not aware of any incipient change that is reasonably likely to cause or evidence, either individually or together with all such other events or changes, a Material

Adverse Effect with respect to Borrower or Borrower and its Subsidiaries, taken as a whole, other than the requirement in the Senior Notes Indenture that Borrower use $25,000,000 of its existing cash, cash equivalents and short-term investments to pay a dividend and/or make a loan to Dart.

      Borrower may, at any time and from time to time and subject to subsection 5.13, amend any one or more of the Schedules referred in this Section 4 and any representation or warranty contained herein which refers to any such Schedule shall from and after the date of any such amendment refer to such Schedule as so amended, provided, however, that in no event may Borrower amend any such
Schedule if such amendment would reflect or evidence a Default or Event of Default.


                       SECTION 5.  AFFIRMATIVE COVENANTS

      Borrower covenants and agrees that, so long as any of the Revolving Loan Commitments hereunder shall be in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit, unless Requisite Lenders shall otherwise give their prior written consent, Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5 applicable to such Person.

       5.1 Financial Statements and Other Reports. Borrower will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements for Borrower and/or its Subsidiaries in conformity with GAAP. Borrower will deliver to Agent the financial statements and other reports described below.

              (A) Monthly Financials. As soon as available and in any event within thirty (30) days after the end of each month, Borrower will deliver the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such month and the related consolidated statements of income, stockholders' equity and cash flow for such month and for the period from the beginning of the then current Fiscal Year to the end of such month.

              (B) Quarterly Financials. As soon as available and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each Fiscal Year, Borrower will deliver the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such period and the related consolidated statements of income, stockholders' equity and cash flow for such quarter of a Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such quarter of a Fiscal Year.

              (C) Year-End Financials. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, Borrower will deliver: (1) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flow for such Fiscal Year; and (2) an opinion with respect to the financial statements from Arthur Andersen LLP, or another firm of independent certified public accountants selected by Borrower and acceptable to Agent, which opinion shall be unqualified as to going concern and scope of audit and shall state that (a) such consolidated financial statements present fairly the consolidated financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (b) that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

              (D) Accountants' Certification and Reports. Together with each delivery of consolidated financial statements of Borrower and its Subsidiaries pursuant to subsection 5.1(C), Borrower will deliver (1) a written statement by its independent certified public accountants (a) stating that the examination has included a review of the terms of this Agreement as same relate to accounting matters and (b) stating whether, in connection with the examination, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof and (2) a letter addressed to such accountants from Borrower informing such accountants that a primary intent of Borrower was to have the professional services such accountants provided to Borrower in preparing their audit report and the written statement referred to in this subsection 5.1(D) benefit or influence Agent and Lenders, and identifying Agent and Lenders as parties intending to rely on such professional services provided to Borrower by such accountants. Promptly upon receipt thereof, Borrower will deliver copies of all significant reports submitted to Borrower by independent public accountants in connection with each annual, interim or special audit of the financial statements of Borrower made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit.

              (E) Compliance Certificate. Together with the delivery of each set of financial statements referenced in subparts (A), (B) and (C) of this subsection 5.1, Borrower will deliver a Compliance Certificate, together with copies of the calculations and work-up employed to determine Borrower's compliance or noncompliance with the financial covenants set forth in Section 6.

              (F) Borrowing Base Certificates; Inventory Reports and Listings and Agings. On the Closing Date and within thirty (30) days after the last day of each month (each, a "Reporting Date"), and from time to time upon the reasonable request of Agent, Borrower will deliver to Agent: (1) a Borrowing Base Certificate; (2) an aged trial balance of all Accounts existing on such Reporting Date, and (3) an Inventory Report as of the last day of such period. As soon as available and in any event within thirty (30) days after the last day of each month, and from time to time upon the reasonable request of Agent, Borrower will deliver to Agent a trial balance of all accounts payable existing as of the last day of such month. All such reports shall be in form and substance reasonably satisfactory to Agent.

              (G) Management Report. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to subdivisions
(B) and (C) of this subsection 5.1, Borrower will deliver a management report:
(1) describing the operations and financial condition of Borrower and its Subsidiaries for the quarter then ended and the portion of the current Fiscal Year then elapsed (or for the Fiscal Year then ended in the case of year-end financials); (2) setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and, in all management reports prepared after the end of Borrower's Fiscal Year ending in January 1998, setting forth the corresponding figures from the most recent Projections for the current Fiscal Year delivered to Agent pursuant to subsection 5.1(O); and (3) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by an Authorized Officer to the effect that, to such Authorized Officer's knowledge, such information fairly presents the results of operations and financial condition of Borrower and its Subsidiaries as at the dates and for the periods indicated.

              (H) Appraisals. Upon the occurrence and during the continuance of an Event of Default, Borrower will, upon Agent's request, obtain and deliver to Agent, at Borrower's expense, appraisal reports in form and substance and from appraisers satisfactory to Agent, stating the then current fair market and orderly liquidation values of all or any portion of the Collateral.

              (I) Government Notices. Borrower will deliver to Agent promptly after receipt copies of all material notices, requests, subpoenas, inquiries or other writings received from any governmental agency concerning any Employee Benefit Plan, the violation or alleged violation of any Environmental Laws, the storage, use or disposal of any Hazardous Material, the violation or alleged violation of the Fair Labor Standards Act or Borrower's payment or non-payment of any taxes including any tax audit.

              (J)   Events of Default, etc.   Promptly upon any officer of
Borrower obtaining knowledge of any of the following events or conditions, Borrower shall deliver a certificate of an Authorized Officer specifying the nature and period of existence of such condition or event and what action Borrower has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; (2) any notice of default that any Person has given to Borrower or any of its Subsidiaries or any other action taken with respect to a claimed default with respect to the Senior Notes, any other Indebtedness or otherwise; or (3) any Material Adverse Effect.

              (K) Trade Names. Borrower and each of its Subsidiaries, including Guarantor, will give Agent at least thirty (30) days advance written notice of any change of name or of any new trade name or fictitious business name. Borrower's or Guarantor's use of any trade name or fictitious business name will be in compliance with all laws regarding the use of such names.

              (L) Locations. Borrower will give Agent at least thirty (30) days advance written notice of any change in Borrower's principal place of business or any change in the location of its books and records or any Collateral (other than a change of location of Inventory from one location listed on Schedule 4.7 to another location listed on such Schedule 4.7) or of any new location for its books and records or any Collateral. Any new Collateral location with respect to which the required notice has been given to Agent shall be deemed to be included on Schedule 4.7.

              (M)   Bank Accounts.  Borrower will give Agent at least thirty
(30) days advance written notice of any new bank accounts Borrower or any of its Subsidiaries intends to establish prior to its opening same.

              (N) Litigation. Promptly upon any officer of Borrower or its Subsidiaries obtaining knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party not previously disclosed by Borrower to Agent which could reasonably be expected to have a Material Adverse Effect or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any property of any Loan Party which could reasonably be expected to have a Material Adverse Effect, Borrower will promptly give notice thereof to Agent and provide such other information as may be reasonably available to them to enable Agent and its counsel to evaluate such matter.

              (O) Projections. As soon as available and in any event no later than the end of the Fiscal Year of Borrower ending in January 1998, Borrower will deliver Projections of Borrower and its Subsidiaries, prepared on an annual basis, for the Fiscal Year of Borrower ending in January 1999. Prior to the end of February 1998, Borrower will deliver Projections of Borrower and its Subsidiaries for the Fiscal Year of Borrower ending in January 1999, prepared on a month by month basis. As soon as available and in any event no later than the end of the Fiscal Year of Borrower, ending in January 1999, and prior to the end of each Fiscal Year thereafter, Borrower will deliver Projections of Borrower and its Subsidiaries for the forthcoming Fiscal Year prepared on both annual and month by month basis.

              (P) Senior Notes and Other Indebtedness Notices. Borrower shall promptly deliver to Agent copies of all notices given or received by Borrower and any of its Subsidiaries with respect to noncompliance with any term or condition of or related to the Senior Notes or the Senior Notes Indenture and other Indebtedness, and shall promptly notify Agent of any event of default (or any event which, with the passage of time or giving of notice or both, would constitute an event of default) with respect to the Senior Notes or the Senior Notes Indenture or other Indebtedness.

              (Q) Other Information. With reasonable promptness, Borrower will deliver such other information and data with respect to any Loan Party, any Subsidiary of any Loan Party or the Collateral as Agent may reasonably request from time to time.

       5.2 Access to Accountants and Management. Borrower authorizes Agent to discuss the financial condition and financial statements of Borrower and its Subsidiaries with Borrower's independent public accountants upon reasonable notice to Borrower of its intention to do so and, in connection therewith, authorizes such accountants to respond to all of Agent's inquiries. Each Lender may with the consent of Agent, which will not be unreasonably denied, and together with Agent, confer with Borrower's management directly regarding Borrower's business, operations and financial condition.

       5.3 Inspection. Borrower shall permit Agent and any authorized representatives designated by Agent to visit and inspect any of the properties of Borrower or any of its Subsidiaries, including its financial and accounting records, and in conjunction with such inspection, to make copies and take extracts therefrom, and to discuss its affairs, finances and business with its officers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested. Borrower acknowledges that Agent intends to make such inspections at least twice each Loan Year. Each Lender may with the consent of Agent, which will not be unreasonably denied, accompany Agent on any such visit or inspection. Prior to the occurrence of an Event of Default, the frequency, scope and conduct of such inspections will be conducted in a way to minimize interference with Borrower's business.

       5.4 Collateral Records. Borrower shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Agent's security interests in the Collateral, for the benefit of Lenders.

       5.5 Account Covenants; Verification. Borrower shall, at its own expense, use its best efforts in the ordinary course consistent with past practice to assure prompt payment of all amounts due or to become due under the Accounts. Other than in the ordinary course of business, no discounts, credits or allowances will be issued, granted or allowed by Borrower to customers and no returns will be accepted without Agent's prior written consent; provided, that until Agent notifies Borrower to the contrary, Borrower may presume consent. Borrower will immediately notify Agent in the event that a customer alleges any dispute or claim with respect to an Eligible Account or of any other circumstances known to Borrower that may impair the validity or collectibility of an Eligible Account if the amount of such Account is individually in excess of $5,000 or if the amount equal to (i) the amount of such Account individually plus (ii) the amount of all other Accounts subject to such a dispute, claim or other circumstance is in excess of $20,000 in the aggregate. Agent shall have the right, at any time or times hereafter, to verify the validity, amount or any other matter relating to an Account, by mail, telephone or in person. After the occurrence of a Default or an Event of Default, Borrower shall not, without the prior consent of Agent, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon.

       5.6 Collection of Accounts and Payments. Borrower shall establish blocked accounts (collectively, "Blocked Accounts") in Borrower's name with such banks ("Collecting Banks") as are reasonably acceptable to Agent into which Borrower will promptly deposit all payments made for Inventory or other payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. The Collecting Banks shall acknowledge and agree, in a manner satisfactory to Agent, that all payments made to the Blocked Accounts are the sole and exclusive property of Agent, for the benefit of Lenders, and that the Collecting Banks have no right of setoff against the Blocked Accounts. Borrower hereby agrees that all payments received by Agent, whether by cash, check, wire transfer or any other instrument, made to such Blocked Accounts or otherwise received by Agent and whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of Agent, for the benefit of Lenders. Borrower, and any of its Affiliates, employees, agents or other Persons acting for or in concert with Borrower, shall, acting as trustee for Agent, receive, as the sole and exclusive property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or constituting proceeds of Accounts or other Collateral which come into the possession or under the control of Borrower or any of Borrower's Affiliates, employees, agents or other Persons acting for or in concert with Borrower, and immediately upon receipt thereof, Borrower or such Persons shall remit the same or cause the same to be remitted, in kind, to one of the Blocked Accounts. Borrower shall irrevocably instruct each Collecting Bank that, upon the earlier to occur of
(i) the occurrence of a Default or an Event of Default or (ii) such time, if any, as the Maximum Revolving Loan Amount exceeds the Revolving Loan by less than $5,000,000, Agent may instruct such Collecting Bank to send by wire transfer all amounts deposited in the applicable Blocked Account(s) to Agent's Account or as Agent shall direct and that, upon receipt of any such instructions from Agent, such Collecting Bank shall promptly comply with all such instructions. The occurrence of (a) either (i) or (ii) in the immediately preceding sentence, and (b) Agent so instructing any Collecting Bank as provided in the immediately preceding sentence, is hereinafter referred to as a "Cash Dominion Event." Prior to the occurrence of a Cash Dominion Event, the Collecting Banks shall make all available funds in the applicable Blocked Account(s) available to Borrower.

       5.7 Endorsement. Borrower hereby constitutes and appoints Agent and all Persons designated by Agent for that purpose as Borrower's true and lawful attorney-in-fact, with power to endorse Borrower's name to any of the items of payment or proceeds described in subsection 5.6 above and all proceeds of Collateral that come into Agent's possession or under Agent's control. Both the appointment of Agent as Borrower's attorney and Agent's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

       5.8 Corporate Existence. Borrower will, and will cause each of SFW Licensing Corp. and RBC Corp. to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business. Borrower will promptly notify Agent of any change in its or its Subsidiaries' ownership or corporate structure.

       5.9 Payment of Taxes. Borrower will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon, provided that no such tax need be paid if Borrower or one of its Subsidiaries is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if Borrower or such Subsidiary has established appropriate reserves as shall be required in conformity with GAAP.

       5.10 Maintenance of Properties; Insurance. Borrower will maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of Borrower and its Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, public liability and property damage insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Agent. Agent and Lenders acknowledge and agree that Borrower's insurance coverage with its insurance carriers on the Closing Date is satisfactory. Borrower shall cause Agent, for the benefit of Lenders, to be named as loss payee on all insurance policies relating to any Collateral and as additional insured under all liability policies, in each case





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
pursuant to appropriate endorsements in form and substance satisfactory to Agent and shall collaterally assign to Agent, for the benefit of Lenders, as security for the payment of the Obligations all business interruption insurance of Borrower. Borrower shall apply any proceeds received from any policies of insurance relating to any Collateral to the Obligations as set forth in subsection 2.4(B).

       5.11 Compliance with Laws. Borrower will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any govern mental authority as now in effect and which may be imposed in the future in all jurisdictions in which Borrower or any of its Subsidiaries is doing business, other than those laws the noncompliance with which would not have a Material Adverse Effect.

       5.12 Further Assurances. Borrower shall, and shall cause Guarantor to, from time to time, execute such guaranties, financing or continuation statements, documents, security agreements, reports and other documents or deliver to Agent such instruments, certificates of title or other documents as Agent at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations provided for in the Loan Documents.

       5.13 Collateral Locations. Borrower will keep the Collateral at the locations specified on Schedule 4.7. With respect to any new location (which in any event shall be within the continental United States), Borrower will execute such documents and take such actions as Agent deems necessary to perfect and protect the security interests of the Agent, on behalf of Lenders, in the Collateral prior to the transfer or removal of any Collateral to any such new location.

       5.14 Bailees. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of Borrower's agents or processors, Borrower shall, upon the request of Agent, notify such warehouseman, bailee, agent or processor of the security interests in favor of Agent, for the benefit of Lenders, created hereby and shall instruct such Person to hold all such Collateral for Agent's account as set forth in the warehouseman's letter with respect to the Collateral at such warehouse or, if there is no such letter in effect, then subject to Agent's instructions.

       5.15 Use of Proceeds and Margin Security. Borrower shall use the proceeds of all Loans for proper business purposes (as described in the recitals to this Agreement) consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of any Loan shall be used by Borrower or any of its Subsidiaries for the purpose of purchasing or carrying margin stock within the meaning of Regulation G or Regulation U, or in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.





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
                         SECTION 6.  FINANCIAL COVENANT

      Borrower covenants and agrees that so long as any of the Revolving Loan Commitments remain in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit, unless Borrower has received the prior written consent of Requisite Lenders, Borrower shall at all times maintain EBITDA of at least $25,000,000, measured at the end of each quarter of a Fiscal Year for the rolling four quarter period ending on the last day of such quarter of a Fiscal Year.


                         SECTION 7.  NEGATIVE COVENANTS

      Borrower covenants and agrees that so long as any of the Revolving Loan Commitments remain in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit, unless Borrower has received the prior written consent of Requisite Lenders, Borrower shall not and will not permit any of its Subsidiaries to:

       7.1 Indebtedness and Liabilities. Directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness except: (a) the Obligations; (b) Indebtedness (excluding Capital Leases) not to exceed $100,000 in the aggregate at any time outstanding secured by purchase money Liens; (d) Indebtedness under Capital Leases with respect to real property used in the operation of Borrower's grocery business; (e) Indebtedness under Capital Leases with respect to equipment not to exceed $7,500,000 outstanding at any time in the aggregate; (f) the Senior Notes in an aggregate principal amount not to exceed $200,000,000 plus interest, issued pursuant and subject to the terms and conditions of the Senior Notes Indenture; and (g) without duplication, other Indebtedness permitted under subsection 4.7 of the Senior Notes Indenture. Except for Indebtedness described and permitted in this Agreement, Borrower will not, and will not permit any of its Subsidiaries to, incur any Liabilities except for trade payables and normal accruals in the ordinary course of business not yet due and payable or with respect to which Borrower or any of its Subsidiaries is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent that Borrower or any of its Subsidiaries has established adequate reserves therefor, if appropriate under GAAP.

       7.2 Guaranties. Except for endorsements of instruments or items of payment for collection in the ordinary course of business, guaranty, endorse, or otherwise in any way become or be responsible for any obligations of any other Person, whether directly or indirectly by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise.





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
       7.3   Transfers, Liens and Related Matters.

              (A) Transfers. Sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to any of the Collateral or the assets of such Person, except that Borrower and its Subsidiaries may (i) sell Inventory in the ordinary course of business; (ii) make Asset Dispositions in connection with store remodels if the assets sold or otherwise disposed of in connection with such remodels are replaced with assets of equal or greater value; (iii) make Asset Dispositions in connection with store closings; provided that Borrower shall not close more than two (2)
stores in any year net of any store openings in such year and (iv) make other Asset Dispositions if all of the following conditions are met: (1) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $50,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $100,000; (2) the consideration received is at least equal to the fair market value of such assets; (3) the sole consideration received is cash; (4) the net proceeds of such Asset Disposition are applied as and if required by subsection 2.4(B); (5) after giving effect to the sale or other disposition of the assets included within the Asset Disposition and the repayment of the Obligations with the proceeds thereof, Borrower is in compliance on a pro forma basis with the covenants set forth in Section 6 recomputed for the most recently ended month for which information is available and is in compliance with all other terms and conditions contained in this Agreement; and (6) no Default or Event of Default shall then exist or result from such sale or other disposition.

              (B) Liens. Except for Permitted Encumbrances, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral or the assets of such Person or any proceeds, income or profits therefrom.

              (C) No Negative Pledges. Enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

       7.4 Investments and Loans. Except as permitted under subsection 7.5, make or permit to exist investments in or loans to any other Person, except:
(a) Cash Equivalents; (b) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business in an aggregate outstanding amount not in excess of $250,000 at any time; (c) investments by Borrower in RBC Corp. existing on the Closing Date and additional investments or loans by Borrower in or to RBC Corp. not to exceed $100,000 in the aggregate in any Fiscal Year and (d) investments by Borrower in Guarantor existing on the Closing Date (plus license payments by Borrower to Guarantor made during the term of this Agreement in the ordinary course of business consistent with past practices).

       7.5 Restricted Junior Payments. Directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that Borrower may (a) reimburse Dart for (i) its reasonable out of pocket expenses incurred pursuant to the Management Services Agreement and (ii) taxes incurred by Borrower pursuant to the Tax Sharing Agreement, (b) use $25,000,000 of its cash, cash equivalents and short-term investments existing on the Closing Date to pay a dividend and/or make a loan to Dart, and (c) if (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and
(ii) both before and after giving effect to the payment of such dividends and/or other restricted junior payments, the amount equal to (x) the Maximum Revolving Loan Amount minus (y) the Revolving Loan equals at least $10,000,000, then Borrower may pay such cash dividends and other restricted junior payments in cash which, without duplication, are permitted under subclause (A) or (B) of clause (ii) of subsection 4.5 of the Senior Notes Indenture as in effect on the date hereof.

       7.6 Restriction on Fundamental Changes. (a) Enter into any transaction of merger or consolidation; (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of any of its Subsidiaries, whether now owned or hereafter acquired; or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person.

       7.7   Restrictions Relating to the Senior Notes.

             (A) Amend, modify, waive or otherwise change any of the terms of the Senior Notes or the Senior Notes Indenture, including, without limitation, any of the financial covenants, without the prior written consent of Agent and Requisite Lenders.

             (B) Make any payment of principal, interest, fees or any other amounts on the Senior Notes or otherwise in connection with the Senior Notes Indenture other than regularly scheduled payments of principal, interest and fees on the Senior Notes in accordance with the terms of the Senior Notes Indenture. Without limiting the generality of the foregoing, Borrower shall not prepay, redeem, offer to purchase, retire, fund any sinking fund, purchase or otherwise acquire any of the Senior Notes at any time other than at their regularly scheduled maturity as set forth in the Senior Notes Indenture.

       7.8 Transactions with Affiliates. Directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate or with any officer, director or employee of any Loan Party, except for transactions in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms which are fully disclosed to Agent and which are no less favorable to Borrower than it would obtain in a comparable arm's length transaction with an unaffiliated Person. Notwithstanding the foregoing, Borrower may continue to pay Guarantor amounts owing in the ordinary course of business consistent with past practices under the Trademark License Agreement, dated July 30, 1997, between Borrower and Guarantor.

       7.9 Environmental Liabilities. (a) Violate any applicable Environmental Law; (b) dispose of any Hazardous Materials (except in accordance with applicable law) into or onto or from, any real property owned, leased or operated by any Loan Party; or (c) permit any Lien imposed pursuant to





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
any Environmental Law to be imposed or to remain on any real property owned, leased or operated by any Loan Party.

       7.10 Conduct of Business. From and after the Closing Date, engage in any business other than businesses of the type engaged in by Borrower on the Closing Date.

       7.11 Compliance with ERISA. Establish any new Employee Benefit Plan or amend any existing Employee Benefit Plan if the liability or increased liability resulting from such establishment or amendment is material. Neither Borrower nor any Subsidiary shall fail to maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof.

       7.12 Tax Consolidations. Other than as expressly provided for in the Tax Sharing Agreement, file or consent to the filing of any consolidated income tax return with any Person other than Borrower or any of its Subsidiaries.

       7.13 Subsidiaries. Establish, create or acquire any new Subsidiaries or permit any Subsidiary, other than RBC Corp. or Guarantor, to conduct any business or own any material assets.

       7.14  Fiscal Year.  Change its Fiscal Year.

       7.15 Press Release; Public Offering Materials. Disclose the name of Agent or any Lender in any press release or in any prospectus, proxy statement, offering memorandum or other materials filed with any governmental entity or otherwise used relating to a public offering, Rule 144A offering or private placement of the capital stock or debt of any Loan Party, except as may be required by law. In addition, this Agreement may be filed with the Securities and Exchange Commission.

       7.16 Bank Accounts. Establish any new bank accounts, or amend or terminate any Blocked Account agreement without Agent's prior written consent.



                    SECTION 8.  DEFAULT, RIGHTS AND REMEDIES

       8.1 Event of Default. "Event of Default" shall mean the occurrence or existence of any one or more of the following:

              (A) Payment. Failure to make payment of any of the Obligations when due and in the case of interest, such failure shall not be cured within five (5) days of the applicable due date; or

              (B) Default in Other Agreements. (1) Failure of Borrower or any of its Subsidiaries to pay when due any principal, interest or fees on any Indebtedness (other than the Obligations), including, without limitation, the Senior Notes, or (2) breach or default of Borrower or any of its Subsidiaries with respect to any Indebtedness (other than the Obligations), including, without limitation, the Senior Notes; if such failure to pay, breach or default entitles the holder(s) to cause such Indebtedness having an individual principal amount in excess of $100,000 or having an aggregate principal amount in excess of $250,000 to become or be declared due prior to its stated maturity; or

              (C) Breach of Certain Provisions. Failure of Borrower to perform or comply with any term or condition contained in subsections 5.1 (A),
(B) and (C), 5.3, 5.5 or 5.6 or contained in Section 6 or Section 7; or

              (D) Breach of Warranty. Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant to or in connection with any Loan Document is false in any material respect on the date made; or

              (E) Other Defaults Under Loan Documents. Borrower or any other Loan Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within ten (10) days after receipt by Borrower of notice from Agent of such default (other than occurrences described in other provisions of this subsection 8.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

              (F) Change in Control. (1) Dart ceases to beneficially own and control, indirectly, one hundred percent (100%) of the issued and outstanding shares of each class of capital stock of Borrower; provided, however, that, notwithstanding the foregoing, Borrower may issue up to twenty percent (20%) of its common stock in connection with the exercise of employee stock options which may be granted after the Closing Date, (2) SFW Holding Corp. ceases to beneficially and of record own and control, directly, one hundred percent (100%) of the issued and outstanding shares of each class of capital stock of Borrower; provided, however, that, notwithstanding the foregoing, Borrower may issue up to twenty percent (20%) of its common stock in connection with the exercise of employee stock options which may be granted after the Closing
Date, or (3) any Change of Control (as defined in the Senior Notes Indenture) shall occur; or

              (G)   Involuntary Bankruptcy; Appointment of Receiver, etc. (1)
A court enters a decree or order for relief with respect to Borrower or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against Borrower or any of its Subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any of its Subsidiaries or over all or a substantial part of their respective property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of Borrower or any of its Subsidiaries for all or a substantial part of the property of Borrower or any such Subsidiary; or

              (H) Voluntary Bankruptcy; Appointment of Receiver, etc. (1) An order for relief is entered with respect to Borrower or any of its Subsidiaries or Borrower or any of its Subsidiaries commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or
(2) Borrower or any of its Subsidiaries makes any assignment for the benefit of creditors; or (3) the board of directors of Borrower or any of its Subsidiaries adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 8.1(H); or

              (I) Liens. Any lien, levy or assessment (other than Permitted Encumbrances) involving an amount which, either individually or in the aggregate with all such other amounts, is at any time in excess of $100,000 is filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the assets of Borrower or any of its Subsidiaries by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency and such lien, levy or assessment is not stayed, vacated, paid or discharged within ten (10) days; or

              (J) Judgment and Attachments. Any money judgment, writ or warrant of attachment, or similar process involving (1) an amount in any individual case in excess of $100,000 or (2) an amount in the aggregate at any time in excess of $250,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against Borrower or any of its Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

              (K) Dissolution. Any order, judgment or decree is entered against Borrower or any of its Subsidiaries decreeing the dissolution or split up of Borrower or that Subsidiary and such order remains undischarged or unstayed for a period in excess of twenty (20) days; or

              (L) Solvency. Borrower ceases to be solvent (as represented by Borrower in subsection 4.16) or admits in writing its present or prospective inability to pay its debts as they become due; or

              (M) Injunction. Borrower or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than thirty (30) days; or

              (N) Invalidity of Loan Documents. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

              (O) Failure of Security. Agent, on behalf of Lenders, does not have or ceases to have a valid and perfected first priority security interest in the Collateral (subject to Permitted Encumbrances), in each case, for any reason other than the failure of Agent or any Lender to take any action within its control; or

              (P) Damage, Strike, Casualty. Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any grocery store or other facility of Borrower or any of its Subsidiaries if any such damage, loss, theft or destruction event or circumstance could reasonably be expected to have a Material Adverse Effect; or

              (Q) Licenses and Permits. The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or

              (R) Forfeiture. There is filed against Borrower any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1) is not dismissed within one hundred twenty (120) days; and (2) could result in the confiscation or forfeiture of any material portion of the Collateral.

       8.2 Suspension of Revolving Loan Commitments. Upon the occurrence of any Default or Event of Default, notwithstanding any grace period or right to cure, Agent may or upon demand by Requisite Lenders shall, without notice or demand, immediately cease making additional Loans and the Revolving Loan Commitments shall be suspended; provided that, in the case of a Default, if the subject condition or event is waived or cured within any applicable grace or cure period, the Revolving Loan Commitments shall be reinstated.

       8.3 Acceleration. Upon the occurrence of any Event of Default described in the foregoing subsections 8.1(G) or 8.1(H), all Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the Revolving Loan Commitments shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Agent may, and upon demand by Requisite Lenders shall, by written notice to Borrower, (a) declare all or any portion of the Obligations to be, and the same shall forthwith become, immediately due and payable and the Revolving Loan Commitments shall thereupon terminate and (b) demand that Borrower immediately deposit with Agent an amount equal to one hundred five percent (105%) of





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
the Letter of Credit Reserve to enable Lender to make payments under the Lender Letters of Credit when required and such amount shall become immediately due and payable.

       8.4 Remedies. If any Event of Default shall have occurred and be continuing, in addition to and not in limitation of any other rights or remedies available to Agent and Lenders at law or in equity, Agent may and shall upon the request of Requisite Lenders exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and may also (a) notify any or all obligors on the Accounts to make all payments directly to Agent; (b) require Borrower to, and Borrower hereby agrees that it will, at its expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at a place to be designated by Agent which is reasonably convenient to both parties; (c) withdraw all cash in the Blocked Accounts and apply such monies in payment of the Obligations in the manner provided in subsection 8.7; (d) without notice or demand or legal process, enter upon any premises of Borrower and take possession of the Collateral; and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Agent may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Agent or any Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Agent or such Lender. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Borrower shall remain liable for any deficiency. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted. Agent shall not be required to proceed against any Collateral but may proceed against Borrower directly.

       8.5 Appointment of Attorney-in-Fact. Borrower hereby constitutes and appoints Agent as Borrower's attorney-in-fact with full authority in the place and stead of Borrower and in the name of Borrower, Agent or otherwise, from time to time in Agent's discretion while an Event of Default is continuing to take any action and to execute any instrument that Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including: (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereunder or allow any credit or discount thereon; (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; (d) to file any claims or take any action or institute any proceedings that Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Agent and Lenders with respect to any of





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the Collateral; and (e) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral. The appointment of Agent as Borrower's attorney and Agent's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

       8.6 Limitation on Duty of Agent with Respect to Collateral. Beyond the safe custody thereof, Agent and each Lender shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Agent accords its own property. Neither Agent nor any Lender shall be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Agent in good faith.

       8.7 Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Agent may deem advisable notwithstanding any previous entry by Agent upon any books and records and (b) the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs and expenses incurred by Agent or any Lender with respect to this Agreement, the other Loan Documents or the Collateral; second, to all fees due and owing to Agent and Lenders; third, to accrued and unpaid interest on the Obligations; fourth, to the principal amounts of the Obligations outstanding; and fifth, to any other indebtedness or obligations of Borrower owing to Agent or any Lender.

       8.8 License of Intellectual Property. Borrower hereby assigns, transfers and conveys to Agent, for the benefit of Lenders, effective upon the occurrence of any Event of Default hereunder, the non-exclusive right and license to use all Intellectual Property owned or used by Borrower together with any goodwill associated therewith, all to the extent necessary to enable Agent to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Borrower by Agent.

       8.9 Waivers, Non-Exclusive Remedies. No failure on the part of Agent or any Lender to exercise, and no delay in exercising and no course of dealing with respect to, any right under this





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Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise by Agent or any Lender of any right under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law.



                    SECTION 9.  ASSIGNMENT AND PARTICIPATION

       9.1   Assignments and Participations in Loans.

             (A) Each Lender may assign its rights and delegate its obligations under this Agreement to another Person; provided, that (a) such Lender shall first obtain the written consent of Agent, which shall not be unreasonably withheld, (b) the amount of Revolving Loan Commitments and Loans of the assigning Lender being assigned shall in no event be less than the lesser of (i) $5,000,000 or (ii) the entire amount of the Revolving Loan Commitments and Loans of such assigning Lender, (c) each such assignment shall be of a pro rata portion of all such assigning Lender's Loans and Revolving Loan Commitments hereunder, and (d) the parties to such assignment shall execute and deliver to Agent for acceptance and recording a Lender Addition Agreement together with (i) a processing and recording fee of $2,500 payable to Agent and (ii) the Revolving Note originally delivered to the assigning Lender. Upon receipt of all of the foregoing, Agent shall notify Borrower of such assignment and Borrower shall comply with its obligations under the last sentence of subsection 2.1(D). In the case of an assignment authorized under this subsection 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Revolving Loan Commitment or assigned portion thereof. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender".

             (B) Each Lender may sell participations in all or any part of any Loans made by it to another Person; provided, that any such participation shall be in a minimum amount of $5,000,000, and provided, further, that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly effecting (a) any reduction in the principal amount, interest rate or fees payable with respect to any Loan in which such holder participates; (b) any extension of the Termination Date or the date fixed for any payment of principal, interest or fees payable with respect to any Loan in which such holder participates; and (c) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement or the other Loan Documents). The participant under each participation shall for purposes of subsection 2.8, 2.9, 2.10, 2.11, 9.4 and 10.2 be considered to be a "Lender".

             (C) Except as otherwise provided in this subsection 9.1 no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any





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sale, assignment, transfer or negotiation of, or granting of  participation in, all or any part of the Loans or other Obligations owed to such Lender. Each Lender may furnish any information concerning Borrower and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants) provided that each of the Persons obtaining such information agrees to maintain the confidentiality of such information to the extent required by subsection 10.21.

             (D) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Revolving Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System).

             (E) Borrower hereby agrees to make its senior management and facilities available to prospective participants and assignees from time to time during normal business hours, as reasonably requested by Agent.

             (F)    No assignment or participation pursuant to this subsection
9.1 shall require Borrower to file any registration statement with the Securities and Exchange Commission or to qualify or make any filing under the blue sky laws of any state.

       9.2   Agent.

              (A) Appointment. Each Lender hereby designates and appoints Heller as its agent under this Agreement and the Loan Documents, and each Lender hereby irrevocably authorizes Agent to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders subject to the requirement that certain of Lenders' consent be obtained in certain instances as provided in subsection 9.3. Agent agrees to act as such on the express conditions contained in this subsection 9.2. The provisions of this subsection
9.2 are solely for the benefit of Agent and Lenders and neither Borrower nor any Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as an administrative representative of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Lenders or Borrower or any Loan Party. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

              (B) Nature of Duties. Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Each Lender shall make its own independent investigation of the financial condition and affairs of Borrower in connection with the extension of





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credit hereunder and shall make its own appraisal of the creditworthiness of
Borrower, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter. If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each Lender. Agent shall promptly notify each Lender any time that the applicable percentage of Lenders have instructed Agent to act or refrain from acting pursuant hereto.

              (C)   Rights, Exculpation, Etc.   Neither Agent nor any of its
officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder, and except that Agent shall be liable with respect to its own gross negligence or willful misconduct. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectability, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Loan Party. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or required to take or to grant, and Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the applicable percentage of the Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the applicable percentage of the Lenders and, notwithstanding the instructions of Lenders, Agent shall have no obligation to take any action if it, in good faith believes that such action exposes Agent to any liability.

              (D) Reliance. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice





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of counsel selected by it.  Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

              (E) Indemnification. Each Lender, severally, agrees to reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agent under this Agreement or any of the Loan Documents, in proportion to each Lender's Pro Rata Share; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Agent's gross negligence or willful misconduct. The obligations of Lenders under this subsection 9.2(E) shall survive the payment in full of the Obligations and the termination of this Agreement.

              (F) Heller Individually. With respect to its Revolving Loan Commitments and the Loans made by it, and the Revolving Note issued to it, Heller shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Heller in its individual capacity as a Lender or one of the Requisite Lenders. Heller may lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party or any Affiliate of a Loan Party as if it were not acting as Agent pursuant hereto.

              (G)   Successor Agent.

                     (1) Resignation. Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (2) below or as otherwise provided below.

                     (2) Appointment of Successor. Upon any such notice of resignation pursuant to clause (G)(1) above, Requisite Lenders shall, upon receipt of Borrower's prior consent, which shall not be unreasonably withheld, appoint a successor Agent. If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Agent, upon notice to Borrower, shall then appoint a successor Agent who shall serve as Agent until such time, as Requisite Lenders, upon receipt of Borrower's prior written consent, which shall not be unreasonably withheld, appoint a successor Agent as provided above.

                     (3) Successor Agent. Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation as Agent under the Loan Documents, the provisions of this





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subsection 9.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

              (H)   Collateral Matters.

                     (1) Release of Collateral. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any property covered by this Agreement or the Loan Documents (i) upon termination of the Revolving Loan Commitments and payment and satisfaction of all Obligations; (ii) constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry); or (iii) constituting property leased to Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Borrower to be, renewed or extended. In addition during any Fiscal Year (x) Agent may release Collateral having a book value of not more than 10% of the book value of all Collateral, (y) Agent, with the consent of Requisite Lenders, may release Collateral having a book value of not more than 25% of the book value of all Collateral and (z) Agent, with the consent of Lenders having 90% of (i) the Revolving Loan Commitments and (ii) Loans, may release all the Collateral.

                     (2) Confirmation of Authority; Execution of Releases. Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in subsection 9.2(H)(1)), each Lender agrees to confirm in writing, upon request by Borrower, the authority to release any property covered by this Agreement or the Loan Documents conferred upon Agent under subsection 9.2(H)(1). So long as no Event of Default is then continuing, upon receipt by Agent of confirmation from the requisite percentage of Lenders, of its authority to release any particular item or types of property covered by this Agreement or the Loan Documents, and upon at least five (5) Business Days prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon such Collateral; provided, however, that (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Loan Party, in respect of) all interests retained by any Loan Party, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Loan Documents.

                     (3) Absence of Duty. Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by this Agreement or the Loan Documents exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent on behalf of Lenders herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care,





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disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this subsection 9.2(H) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by this Agreement or the Loan Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in property covered by this Agreement or the Loan Documents as one of the Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders; provided, that Agent shall exercise the same care which it would in dealing with loans for its own account.

              (I) Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Lenders' security interest in Collateral which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions.

              (J) Exercise of Remedies. Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any collateral security for the Loans, it being understood and agreed that such rights and remedies may be exercised only by Agent.

       9.3   Consents.

             (A) In the event Agent requests the consent of a Lender and does not receive a written denial thereof within five (5) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have given such consent.

             (B) In the event Agent requests the consent of a Lender and such consent is denied, then Heller may, at its option, require such Lender to assign its interest in the Loans to Heller for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees will be paid when collected from Borrower. In the event that Heller elects to require any Lender to assign its interest to Heller, Heller will so notify such Lender in writing within forty-five (45) days following such Lender's denial, and such Lender will assign its interest to Heller no later than five (5) days following receipt of such notice.

       9.4 Set Off and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower or to any other Person (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender or such holder at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (B) other property at any time held or owing by such Lender or such holder to or for the credit or for the account of Borrower or any of its Subsidiaries against and





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on account of any of the Obligations which are not paid when due; except that no Lender or any such holder shall exercise any such right without the prior written consent of Agent. Any Lender which has exercised its right to set off shall, to the extent the amount of any such set off exceeds its Pro Rata Share of the Obligations, purchase for cash (and the other Lenders or holders shall sell) participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender or holder in accordance with their respective Pro Rata Shares. Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such excess to other Lenders and holders, and (b) any Lender or holder so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of Loans and other Obligations in the amount of such participation.

       9.5 Disbursement of Funds. Agent may, on behalf of Lenders, disburse funds to Borrower for Loans requested. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Loan before Agent disburses same to Borrower. If Agent elects to require that funds be made available prior to disbursement to Borrower, Agent shall advise each Lender by telephone, telex or telecopy of the amount of such Lender's Pro Rata Share of such requested Loan no later than (a) one (1) Business Day prior to the Funding Date applicable thereto for LIBOR Loans and (b) by 1:00 p.m. Central time on the Funding Date for Base Rate Loans, and each such Lender shall pay Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent's account not later than 10:00 a.m. Central time on such Funding Date for LIBOR Loans and 3:00 p.m. Central time for Base Rate Loans.
If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower, and Borrower shall immediately repay such amount to Agent. Any repayment required pursuant to this subsection 9.5 shall be without premium or penalty. Nothing in this subsection 9.5 or elsewhere in this Agreement or the other Loan Documents, including, without limitation, the provisions of subsection 9.6, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Revolving Loan Commitments hereunder or to prejudice any rights that Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

       9.6   Settlements, Payments and Information.

              (A)   Revolving Advances and Payments; Fee Payments.

                    (1) The Revolving Loan may fluctuate from day to day through Agent's disbursement of funds to, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Agent and each Lender notwithstanding terms to the contrary set forth in Section 2 and subsection 9.5, Revolving Advances and repayments may be settled according to the procedures described in subsection 9.6(A)(2) and 9.6(A)(3) of this Agreement. Notwithstanding these procedures, each Lender's obligation to fund its Pro Rata Share of any advances made by Agent





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to Borrower will commence on the date such advances are made by Agent.  Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

                    (2) Once each week, or more frequently (including daily), if Agent so elects (each such day being a "Settlement Date"), Agent will advise each Lender by 1 p.m. Central time by telephone, telex, or telecopy of the amount of each such Lender's Pro Rata Share of the Revolving Loan. In the event payments are necessary to adjust the amount of such Lender's share of the Revolving Loan to such Lender's Pro Rata Share of the Revolving Loan, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 3:00 p.m. Central time on the Business Day following the Settlement Date.

                    (3) On the first Business Day of each month ("Interest Settlement Date"), Agent will advise each Lender by telephone, telefax or telecopy of the amount of interest and fees charged to and collected from Borrower for the preceding month. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on the signature page of this Agreement as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Lender Addition Agreement) not later than 3 p.m. Central time on the next Business Day following the Interest Settlement Date such Lender's share of such interest and fees.

              (B)   Availability of Lender's Pro Rata Share.

                    (1) Unless Agent has been notified by a Lender prior to a Funding Date of such Lender's intention not to fund its Pro Rata Share of the Loan amount requested by Borrower, Agent may assume that such Lender will make such amount available to Agent on the Funding Date or the Business Day following the next Settlement Date, as applicable, and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount.

                    (2) Nothing contained in this subsection 9.6(B) will be deemed to relieve a Lender of its obligation to fulfill its Revolving Loan Commitments or to prejudice any rights Agent or Borrower may have against such Lender as a result of any default by such Lender under this Agreement, but no Lender shall be responsible for the failure of any other Lender to make such other Lender's Pro Rata Share of the Revolving Loan to be made by such other Lender on any Funding Date.

                    (3) Without limiting the generality of the foregoing, each Lender shall be obligated to fund its Pro Rata Share of any Revolving Advance made with respect to any draw on a Lender Letter of Credit.

                    (4) If and to the extent that there is a Defaulted Amount, and Agent has made available to Borrower such amount, the Defaulting Lender shall, on the Business Day following (i) such Funding Date, or (ii) the first Business Day following the next Settlement Date,





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as applicable, make such Defaulted Amount available to Agent, together with interest at the Federal Funds Effective Rate plus one half of one percent (0.50%) for each day the Defaulted Amount is outstanding until the date such Lender makes such amount available to Agent. A notice from Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is not made available to Agent, Agent shall promptly notify Borrower of such failure to fund (a "Defaulting Lender Notice"). Any payments received by Agent thereafter shall be applied first to reduce Agent's overfunding resulting from the default by such Defaulting Lender, and any Revolving Advances made at the request of Borrower thereafter shall first be applied by Agent to reduce such overfunding, and to the extent any such payments or advances are insufficient to reduce the entire Defaulted Amount, then Agent may, on or after the tenth day following its delivery of the Defaulting Lender Notice, make demand upon Borrower and Borrower shall immediately pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loan made by the other Lenders on such Funding Date.

                    (5) Agent shall not transfer to a Defaulting Lender any payment made by Borrower to Agent or any amount otherwise received by Agent for application to the Obligations, nor shall a Defaulting Lender be entitled to the sharing of any fees or payments hereunder.

                    (6) For purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, the Revolving Loan Commitment and the unused line fee payable under subsection 2.3(A), a Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Revolving Loan Commitments shall be deemed to be zero (0).

              (C)   Return of Payments

                    (1) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.

                    (2) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

       9.7 Dissemination of Information. Agent will provide Lenders with any information received by Agent from Borrower which is required to be provided to a Lender hereunder; provided, however, that Agent shall not be liable to Lenders for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct.





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
       9.8 Discretionary Advances. Agent may, in its sole discretion, (i) provided that no Event of Default exists, make Revolving Advances of up to 10% in excess of the limitations set forth in subsection 2.1(A)(1)(b) but not in excess of the limitation set forth in subsection 2.1 (A)(1)(a) for a period of not more than 30 consecutive days and (ii) during the continuance of an Event of Default, make Revolving Advances in excess of the limitations set forth in subsection 2.1(A)(1) for the purpose of preserving or protection the Collateral.


                           SECTION 10.  MISCELLANEOUS

       10.1 Expenses and Attorneys' Fees. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to promptly pay all fees, costs and expenses incurred by Agent in connection with any matters contemplated by or arising out of this Agreement or the other Loan Documents including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand and secured by the Collateral: (a) reasonable fees, costs and expenses (including attorneys' fees, allocated costs of internal counsel, per diem costs of Agent's internal auditors and fees of environmental consultants, accountants and other professionals retained by Agent) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (b) reasonable fees, costs and expenses (including attorneys' fees, allocated costs of internal counsel, per diem costs of Agent's internal auditors and fees of environmental consultants, accountants and other professionals retained by Agent) incurred in connection with the review, negotiation, preparation, documentation, execution, syndication, and administration of the Loan Documents, the Loans, and any amendments, waivers, consents, forbearances and other modifications relating thereto or any subordination or intercreditor agreements; (c) reasonable fees, costs and expenses incurred by Agent in creating, perfecting and maintaining perfection of Liens in favor of Agent, on behalf of Lenders; (d) reasonable fees, costs and expenses incurred by Agent in connection with forwarding to Borrower the proceeds of Loans including Agent's or any Lenders' standard wire transfer fee;
(e) reasonable fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by Agent or any Lender in establishing, maintaining and handling blocked accounts or other accounts for collection of the Collateral; (f) fees, costs, expenses (including attorneys' fees and allocated costs of internal counsel) of Agent or any Lender and costs of settlement incurred in collecting upon or enforcing rights against the Collateral or incurred in any action to enforce this Agreement or the other Loan Documents or to collect any payments due from Borrower or any other Loan Party under this Agreement or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

       10.2 Indemnity. In addition to the payment of expenses pursuant to subsection 10.1, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold Agent and each Lender and any holder of the Revolving Notes and the officers, directors, employees, agents, consultants, auditors, persons engaged by Agent or any Lender and any holder of the Revolving Notes to evaluate or monitor the Collateral, affiliates and attorneys





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
of Agent, Lender and such holders (collectively called the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, the consummation of the transactions contemplated by this Agreement, the statements contained in the commitment letters, if any, delivered by Agent or any Lender, Agent's and each Lender's agreement to make the Loans hereunder, the use or intended use of the proceeds of any of the Loans or the exercise of any right or remedy hereunder or under the other Loan Documents (the "Indemnified Liabilities"); provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction.

       10.3  Amendments and Waivers.

             (A) Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement or any Loan Document, or consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders or Agent, as applicable; provided that no amendment, modification, termination or waiver shall, unless in writing and signed by all Lenders, do any of the following: (i) increase the Revolving Loan Commitment of any Lender; (ii) reduce the principal of, rate of interest on or fees payable with respect to any Loan; (iii) extend the scheduled due date of any installment of principal of the Loans; (iv) change the percentage of the Revolving Loan Commitments or of the aggregate unpaid principal amount of the Loans, or the percentage of Lenders which shall be required for Lenders or any of them to take any action hereunder; (v) amend or waive this subsection 10.3 or the definitions of the terms used in this subsection 10.3 insofar as the definitions affect the substance of this subsection 10.3; (vi) consent to the assignment or other transfer by Borrower of any of its rights and obligations under any Loan Document; and (vii) increase the percentages contained in the definition of Borrowing Base; and provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of Agent under any Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to the Lenders required hereinabove to take such action.

             (B) Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document.

             (C) No amendment, modification or waiver of any provision of any Lender Letter of Credit shall be applicable without the written concurrence of the issuer of such Lender Letter of Credit. No notice to or demand on Borrower or any other Loan Party in any case shall entitle Borrower or any other Loan Party to any other or further notice or demand in similar or other





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circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.3 shall be binding upon each Lender, and, if signed by a Loan Party, on such Loan Party.

             (D) In the event Agent waives (1) any Default arising under subsection 8.1(E) as a result of the breach of any of the provisions of Section 5 of this Agreement (other than any such breach which constitutes an Event of Default) or (2) any Default constituting a condition to the funding of any Revolving Advance or issuance of any Lender Letter of Credit, such waiver shall expire on the date upon which the Default which was the subject of such waiver matures into an Event of Default pursuant to the terms of this Agreement.

       10.4 Notices. Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Central time or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) Business Days after delivery to such courier properly addressed; or (d) if by U.S. Mail, when received, with postage prepaid and properly addressed.

             If to Borrower:     SHOPPERS FOOD WAREHOUSE CORP.
                                 4600 Forbes Boulevard
                                 Lanham, Maryland 20706
                                 Attn: Chief Financial Officer
                                 Telecopy No.:  (301) 306-9600

             With copies to:     SHOPPERS FOOD WAREHOUSE CORP.
                                 4600 Forbes Boulevard
                                 Lanham, Maryland 20706
                                 Attn: Corporate Secretary
                                 Telecopy No.:  (301) 306-9600

                                 and

                                 Jones, Day, Reavis & Pogue
                                 Metropolitan Square
                                 1450 G Street, N.W.
                                 Washington, District of Columbia 20005-2088
                                 Attn: Kenneth J. Ayres, Esq.
                                 Telecopy No.:  (202) 737-2832





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
             If to Agent or to Heller:  HELLER FINANCIAL, INC.
                                        500 West Monroe
                                        Chicago, Illinois,  60661
                                        Attn:  HBC Portfolio Manager
                                        Telecopy No.:  (312) 441-6133

             With a copy to:            HELLER FINANCIAL, INC.
                                        500 West Monroe
                                        Chicago, Illinois  60661
                                        Attn:  Legal Department/HBC
                                        Telecopy No.:  (312) 441-6876

      If to any Lender: Its address indicated on the signature page hereto, in a Lender Addition Agreement or in a notice to Agent and Borrower; or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this subsection 10.4.

       10.5 Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in subsections 10.1 and 10.2 shall survive the payment of the Loans and the termination of this Agreement.

       10.6 Indulgence Not Waiver. No failure or delay on the part of Agent, any Lender or any holder of a Revolving Note in the exercise of any power, right or privilege hereunder or under the Revolving Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

       10.7 Marshaling; Payments Set Aside. Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Agent and/or any Lender or Agent and/or any Lender enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

       10.8 Entire Agreement. This Agreement, the Revolving Notes and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether





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written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

       10.9 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

       10.10 Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement or the other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, or the other Loan Documents or of such provision or obligation in any other jurisdiction.

       10.11 Lenders' Obligations Several; Independent Nature of Lenders' Rights. The obligation of each Lender hereunder is several and not joint and neither Agent nor any Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, provided Agent fails or refuses to exercise any remedies against Borrower after receiving the direction of the Requisite Lenders, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

       10.12 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

       10.13 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

       10.14 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign its rights or obligations hereunder without the written consent of Lenders.





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
       10.15  No Fiduciary Relationship; Limitation of Liabilities.

              (A) No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Agent or any Lender to Borrower.

              (B) Neither Agent nor any Lender, nor any affiliate, officer, director, shareholder, employee, attorney, or agent of Agent or any Lender shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Agent or any Lender or any of Agent's or any Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the transactions contemplated hereby.

       10.16 CONSENT TO JURISDICTION. EACH LOAN PARTY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE REVOLVING NOTES OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH LOAN PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE REVOLVING NOTES, THE OTHER LOAN DOCUMENTS OR THE OBLIGATIONS.

       10.17 WAIVER OF JURY TRIAL. EACH LOAN PARTY, AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE REVOLVING NOTES OR THE OTHER LOAN DOCUMENTS. EACH LOAN PARTY, AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE REVOLVING NOTES AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH LOAN PARTY, AGENT AND EACH LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.





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       10.18  Construction.  Borrower, Agent and each Lender each acknowledge that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower, Agent and each Lender.

       10.19 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement, any amendments, waivers, consents or supplements, or to any other Loan Document by telecopier shall be as effective as delivery of a manually executed counterpart thereof.

       10.20 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Agent or any Lender shall have the right to act exclusively in the interest of Agent or such Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower or any of Borrower's stockholders or any other Person.

       10.21 Confidentiality. Agent and Lenders shall hold all nonpublic information obtained pursuant to the requirements hereof and identified as such by Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound business practices and in any event may make disclosure to such of its respective Affiliates, officers, directors, employees, agents and representatives as need to know such information in connection with the Loans. If any Lender is otherwise a creditor of a Borrower, such Lender may use the information in connection with its other credits. Agent and Lenders may also make disclosure reasonably required by a bona fide offeree or assignee (or participant), or as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process, or to its accountants, lawyers and other advisors, and shall require any such offeree or assignee (or participant) to agree (and require any of its offerees, assignees or participants to agree) to comply with this Section 10.21. In no event shall Agent or any Lender be obligated or required to return any materials furnished by Borrower; provided, however, each Offeree shall be required to agree that if it does not become a assignee (or participant) it shall return all materials and copies furnished to it by Borrower in connection herewith.


                            [SIGNATURE PAGE FOLLOWS]

              Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.


                                 SHOPPERS FOOD WAREHOUSE CORP.

                                 By: /s/ RICHARD B. STONE
                                    -------------------------------------

                                 Name: Richard B. Stone

                                 Title: Chief Executive Officer

                                 FEIN: 53-0231809



Revolving Loan Commitment:       HELLER FINANCIAL, INC.,
$25,000,000                      AS AGENT AND LENDER

                                 By:/s/ RICHARD E. PELLER
                                    ------------------------------------

                                 Name: RICHARD E. PELLER
                                       ---------------------------------

                                 Title: S.V.P.
                                        --------------------------------